UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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BURLINGTON STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Burlington Stores, Inc.

2006 Route 130 North

Burlington, New Jersey 08016

March 31, 2017

Dear Burlington Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Burlington Stores, Inc., which will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 500 Boylston Street, Boston, Massachusetts 02116 on May 17, 2017 at 4:00 p.m. Eastern Time. All holders of shares of our outstanding common stock as of the close of business on March 23, 2017 are entitled to vote at the meeting. Details of the business to be conducted at the meeting are given in the notice of annual meeting of stockholders and the proxy statement, which are included on the following pages.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the annual meeting.

We appreciate your support of Burlington Stores.

Thomas A. Kingsbury

Chairman, President and Chief Executive Officer

BURLINGTON STORES, INC.

2006 Route 130 North

Burlington, New Jersey 08016

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 17, 2017

The 2017 Annual Meeting of Stockholders of Burlington Stores, Inc. will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 500 Boylston Street, Boston, Massachusetts 02116 on May 17, 2017 at 4:00 p.m. Eastern Time, for the following purposes:

1.	To elect three directors nominated by Burlington Stores, Inc.’s Board of Directors;

2.	To ratify the appointment of Deloitte & Touche LLP as Burlington Stores, Inc.’s independent registered certified public accounting firm for the fiscal year ending February 3, 2018;

3.	To obtain non-binding advisory approval of the compensation of Burlington Stores, Inc.’s named executive officers;

4.	To approve the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated); and

5.	To consider any other business properly brought before the meeting.

The foregoing items of business are more fully described in the accompanying proxy statement. The record date for determining those stockholders who will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is March 23, 2017.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the question entitled “How do I vote?” on page 2 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting by following the instructions in the proxy statement. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Dhillon, Executive Vice President, General

Counsel and Corporate Secretary

Burlington, New Jersey

March 31, 2017

Important notice regarding the availability of proxy materials for the 2017 Annual Meeting of Stockholders to be held on May 17, 2017:

This Notice of Annual Meeting, the accompanying Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended January 28, 2017 are all available at http://www.astproxyportal.com/ast/18550/

YOUR VOTE IS IMPORTANT

PLEASE SIGN, DATE, & RETURN YOUR PROXY CARD OR

VOTE BY TELEPHONE OR INTERNET

2017 PROXY STATEMENT

This proxy statement and the accompanying materials are being made available to stockholders of Burlington Stores, Inc. (“Burlington,” “the Company,” “we,” “us,” or “our”) beginning on or about March 31, 2017. In this proxy statement, you will find information on the matters to be presented at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and information to assist you in voting your shares.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of Burlington Stores, Inc. (the “Board” or the “Board of Directors”) is soliciting your vote at the Annual Meeting.

What will I be voting on?

You will be voting on:

•	Election of three directors nominated by the Board (Proposal 1);

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018 (Proposal 2);

•	Non-binding advisory approval of the compensation of our named executive officers (Proposal 3);

•	Approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated) (Proposal 4); and

•	Any other business that may properly come before the Annual Meeting.

What are the Board of Directors’ voting recommendations?

The Board recommends that you vote:

•	FOR each of the three directors nominated by the Board (Proposal 1);

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018 (Proposal 2);

•	FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3); and

•	FOR the approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated) (Proposal 4).

Who is entitled to vote?

All stockholders who owned the Company’s common stock at the close of business on the record date, March 23, 2017, are entitled to attend and vote at the Annual Meeting.

How many votes do I have?

You will have one vote on each matter for every share of the Company’s common stock you owned on the record date.

How many votes can be cast by all stockholders?

Each share of the Company’s common stock is entitled to one vote. There is no cumulative voting. On the record date, the Company had 70,258,835 shares of common stock outstanding and entitled to vote.

How many shares must be present to hold the Annual Meeting?

A majority of the outstanding shares of the Company’s common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares are counted as present at the Annual Meeting if stockholders are present and vote in person or a proxy card has been properly submitted by or on behalf of a stockholder. Abstentions and “broker non-votes” are counted for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the Annual Meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3) or approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated) (Proposal 4).

How many votes are required to elect directors and adopt the other proposals?

The affirmative vote of the holders of a plurality of votes properly cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors (Proposal 1). Please see page 11 for a description of our director resignation policy. Proposals 2, 3 and 4 require the approval of the holders of a majority of votes properly cast and entitled to vote on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a plurality or majority of the votes cast.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials, which indicates how our stockholders may:

•	access their proxy materials and vote their proxies over the Internet or by telephone; or

•	make a request to receive a printed set of proxy materials by mail.

How do I vote?

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC), then you may vote either in person at the Annual Meeting or by proxy. If you decide to vote by proxy, you may vote via the Internet, by telephone or by mail, and your shares will be voted at the Annual Meeting in the manner you direct. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone or receive a paper proxy card to vote by mail. Telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on May 16, 2017.

In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as the Board recommends.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), you may vote in person at the Annual Meeting only if you obtain a legal proxy from the nominee that holds your shares and present it to the inspector of elections with your ballot at the Annual Meeting. Alternatively, you may provide instructions to the nominee that holds your shares to vote by completing, signing and returning the voting instruction form that the nominee provides to you, or by using the voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

If you do not provide voting instructions to your nominee, this results in a broker non-vote and the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3) or the approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated) (Proposal 4), but your nominee can exercise its discretionary voting power with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018 (Proposal 2) and register your shares as being present at the Annual Meeting for purposes of determining a quorum.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to the Company’s stockholders or their proxy holders. Each stockholder will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the Annual Meeting. Proof of stock ownership may consist of the top portion of the proxy card or, if shares are held in the name of a broker, bank or other nominee, an account statement or letter from the nominee indicating that the individual beneficially owned shares of the Company’s common stock on the record date for the Annual Meeting.

Can I change my vote after I execute my proxy?

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

Will my vote be kept confidential?

Yes. The Company’s policy is that all proxy or voting instruction cards, ballots and vote tabulations which identify the vote of an individual stockholder are to be kept secret. Your vote will be disclosed only:

•	to allow the independent election inspectors to certify the results of the vote;

•	if we are legally required to disclose your vote;

•	if there is a proxy contest involving us; or

•	if you make a written comment on your proxy or voting instruction card or ballot.

Who pays for this proxy solicitation?

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We have hired Innisfree M&A Incorporated (“Innisfree”), a proxy solicitation firm, to assist in soliciting proxies for an estimated fee of $15,000 plus reimbursement for reasonable expenses. Further, the original solicitation of proxies by mail and through the Internet may be supplemented by solicitation by mail, email, facsimile, personal interview or telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

If you have any questions or need assistance voting, please contact Innisfree. Stockholders may call toll free at 1-888-750-5834. Banks and brokers may call collect at 1-212-750-5833.

Are there any stockholder proposals this year?

No stockholder proposals are included in this proxy statement, and we have not received notice of any stockholder proposals to be raised at the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any matter other than those described in this proxy statement arises at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Where and when will I be able to find the voting results?

You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Overview of Our Board Structure

The Board currently consists of eight members divided into three classes as nearly equal in size as is practicable (designated Class I, Class II and Class III), with one class being elected each year for a three-year term. Each director’s term continues until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement.

Frank Cooper, III resigned from the Board effective December 5, 2016. Mr. Cooper joined BlackRock, Inc., and in his new position will not be serving on public company boards. Joshua Bekenstein resigned from the Board on March 7, 2017 after almost eleven years of service. Neither resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Board has not yet nominated any individuals to fill the vacancies resulting from either resignation.

At the Annual Meeting, stockholders will consider the election of three (3) directors for terms ending in 2020. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Ted English, Jordan Hitch and Mary Ann Tocio, each a current Class I director, for election to the Board. The proxy holders intend to vote all proxies received by them for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

In determining whether to nominate each of the current Class I directors for another term, the Board considered the factors discussed below under the caption entitled “Selecting Nominees to the Board of Directors,” and concluded that each of the current directors standing for re-election possesses unique experiences, qualifications, attributes and skills that will enable each of them to guide the Company in the best interests of its stockholders. There are no family relationships among directors and executive officers of the Company.

Nominees for Election at Annual Meeting

The following sets forth the name, age (as of March 23, 2017) and information regarding the business experience and qualifications of each of the Class I nominees:

Ted English, 63, joined our Board of Directors in November 2016. Mr. English has been the Executive Chairman of the Board of Directors of Bob’s Discount Furniture since March 2016 and was its Chief Executive Officer from 2006 until his appointment as Executive Chairman. Prior to joining Bob’s Discount Furniture, Mr. English was TJX’s Chief Executive Officer from 2000 (and President from 1999) to 2005. Mr. English was Chairman of The Marmaxx Group between 2000 and 2004, and held various other executive and merchandising positions with TJX from 1983 to 1999. In addition to Burlington Stores and Bob’s Discount Furniture, Mr. English serves on the Board of Directors of Rue La La, an e-commerce destination connecting world-class brands with next generation shoppers. He previously was a director of BJ’s Wholesale Club, Inc. Mr. English also serves on the Board of Trustees of various funds within the multi-affiliate structure of Natixis Global Asset Management, a global asset management firm. Mr. English’s long career in retail, including off-price retail, has given him broad experience in large retail chain management. Mr. English also has significant leadership experience, including service as the chief executive of both a premier discount home furnishings company and a leading off-price retailer of apparel and home fashions.

Jordan Hitch, 50, joined our Board of Directors in April 2006 and currently is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Hitch was formerly a Managing Director at Bain Capital and left the firm after 18 years in 2015. He is currently an active personal investor across a wide range of early stage companies. Mr. Hitch is a member of the board of directors of Gymboree Corporation, owned by Bain Capital, and Bright Horizons Family Solutions, a company in which Bain Capital owns an interest. In connection with these board roles Mr. Hitch serves as a Senior Advisor to Bain Capital. Prior to joining Bain Capital, Mr. Hitch was a consultant at Bain & Company where he worked in the financial services, healthcare and utility industries. Mr. Hitch has substantial experience investing in retail companies and possesses valuable financial expertise, including significant experience with capital markets transactions and investments in both public and private companies.

Mary Ann Tocio, 68, joined of our Board of Directors in December 2015 and currently is a member of our Nominating and Corporate Governance Committee. She retired from Bright Horizons Family Solutions, Inc. in July 2015 after 23 years with that company, most recently as its President and Chief Operating Officer. Prior to Bright Horizons, Ms. Tocio held several positions with Wellesley Medical Management, Inc. (Health Stop), including Senior Vice President of Operations. Ms. Tocio is a member of the board of directors of Bright Horizons and Civitas Solutions, and is Chairman of the Board of Harvard Pilgrim Health Care, a non-profit health services company. Ms. Tocio was a member of the board of directors of Mac-Gray Corporation from 2006 to 2013. Ms. Tocio has significant leadership and operational experience, including expertise managing growing organizations, as well as substantial public company board experience.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the election of Ted English, Jordan Hitch and Mary Ann Tocio.

Directors Continuing in Office

The following sets forth the name, age (as of March 23, 2017) and information regarding the business experience and qualifications of each of the directors who will continue in office after the Annual Meeting:

Class II Directors—Terms Expiring at the 2018 Annual Meeting

Thomas A. Kingsbury, 64, has served as our President and Chief Executive Officer, and on our Board of Directors, since December 2008. Mr. Kingsbury was appointed Chairman of the Board in May 2014. Prior to joining us, Mr. Kingsbury was Senior Executive Vice President—Information Services, E-Commerce, Marketing and Business Development of Kohl’s Corporation from August 2006 to December 2008. Prior to joining Kohl’s, Mr. Kingsbury held various management positions with The May Department Stores Company, an operator of department store chains, commencing in 1976 and as President and Chief Executive Officer of the Filene’s division since February 2000. Mr. Kingsbury’s day-to-day leadership and experience as our President and Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

William P. McNamara, 66, joined our Board of Directors in September 2014 and currently serves on our Audit Committee and Compensation Committee. Mr. McNamara has over 30 years of retail experience with two prominent department stores, Macy’s/Federated and May Department Stores Company. Mr. McNamara began his career at Filene’s, a division of May Department Stores, rising through the ranks of the merchandising organization. In 1998, Mr. McNamara was promoted to President of the May Merchandising Company to lead all brand merchandising and product development. In 2000, he was promoted to Vice Chairman of May Department Stores Company where he had direct responsibility for all of its department store divisions. In 2005, upon completion of the merger between Federated and May, he became Chairman and Chief Executive Officer of the company’s Midwest division. In 2008, Mr. McNamara became President of Macy’s Reinvent Strategies and served in that capacity until his retirement in 2009. Mr. McNamara’s long career in retail has given him broad experience in large retail chain management, including merchandising and product development.

Class III Directors—Terms Expiring at the 2019 Annual Meeting

John J. Mahoney, 65, joined our Board of Directors in December 2013 and currently serves as the Lead Independent Director. Mr. Mahoney is also a member of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee. Mr. Mahoney is a member of the board of directors of Bloomin’ Brands, Inc., Chico’s FAS and The Michaels Companies, Inc. Previously, Mr. Mahoney served on the Boards of Directors of Advo, Inc. from 2001 to 2007, Tweeter Home Entertainment Group, Inc. from 2004 to 2007 and Zipcar, Inc. from 2010 to 2012. Mr. Mahoney was Vice Chairman of Staples, Inc. from January 2006 until his retirement in July 2012. While at Staples, Mr. Mahoney was Chief Financial Officer from September 1996 to January 2012, Executive Vice President, Chief Administrative Officer and Chief Financial Officer from October 1997 to January 2006 and Executive Vice President and Chief Financial Officer from September 1996 to October 1997. Before joining Staples, Mr. Mahoney was a partner with the accounting firm of Ernst & Young LLP where he worked for 20 years, including service in the firm’s National Office Accounting and Auditing group. Mr. Mahoney is a certified public accountant. Mr. Mahoney possesses valuable financial expertise, including substantial experience in corporate finance and accounting and extensive experience providing audit and financial reporting services to numerous organizations.

Tricia Patrick, 36, joined our Board of Directors in November 2012 and is on our Audit Committee. Ms. Patrick is a Managing Director of Advent International Corporation. Prior to Advent, Ms. Patrick held various positions with Bain Capital from 2004 through July 2016, most recently as a Principal in Bain Capital Private Equity’s consumer, retail and dining sector team. Prior to Bain Capital, Ms. Patrick was an investment professional in the Private Equity Group of Goldman, Sachs & Co. from 2002 to 2004. Ms. Patrick has extensive experience investing in retail companies and possesses valuable financial expertise, including significant experience with capital markets transactions and investments in both public and private companies.

Paul J. Sullivan, 69, joined our Board of Directors in November 2012 and is the Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Sullivan was a partner at PricewaterhouseCoopers LLP from 1983 until his retirement in July 2009. At PricewaterhouseCoopers LLP, Mr. Sullivan was a member of the Board of Partners, Chair of the Finance Committee, and a member of the Management Evaluation and Compensation, Admissions and Strategy Committees. Mr. Sullivan is a certified public accountant. Mr. Sullivan possesses valuable financial expertise, including substantial experience in corporate finance and accounting and extensive experience providing audit and financial reporting services to numerous organizations.

EXECUTIVE OFFICERS OF THE COMPANY

Effective at the beginning of fiscal 2017, Jennifer Vecchio, Marc Katz and Fred Hand were promoted to newly-created leadership positions. Ms. Vecchio is now our Chief Merchandising Officer/Principal, and is responsible for managing our merchandising and planning and allocation organizations. Mr. Katz is now our Chief Financial Officer/Principal, and is responsible for managing our finance, information technology and supply chain organizations. Mr. Hand is now our Chief Customer Officer/Principal, and is responsible for managing our stores, real estate and marketing organizations. These executives, along with Janet Dhillon and Joyce Manning Magrini, directly report to Mr. Kingsbury and are, collectively, our executive officers.

Set forth below is the name, age (as of March 23, 2017) and certain information regarding each of our executive officers, other than Mr. Kingsbury, whose biographical information is presented above.

Janet Dhillon—Executive Vice President, General Counsel and Corporate Secretary. Ms. Dhillon, 54, has served as our Executive Vice President, General Counsel and Corporate Secretary since July 2015. Prior to joining us, Ms. Dhillon served as Executive Vice President, General Counsel and Corporate Secretary of JC Penney Company, Inc. from February 2009 through March 2015. Prior to joining JC Penney, Ms. Dhillon served as Senior Vice President, General Counsel and Chief Compliance Officer of US Airways Group, Inc. from 2006 to 2009. Ms. Dhillon joined US Airways, Inc. in 2004 as Managing Director and Associate General Counsel and served as Vice President and Deputy General Counsel from 2005 to 2006. Ms. Dhillon was with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1991 to 2004.

Fred Hand—Chief Customer Officer/Principal. Mr. Hand, 53, has served as our Chief Customer Officer/Principal since January 2017. From the commencement of his employment with us in February 2008 through January 2017, Mr. Hand served as our Executive Vice President of Stores. Prior to joining us, Mr. Hand served as Senior Vice President, Group Director of Stores of Macy’s, Inc. from March 2006 to February 2008. From 2001 to 2006, Mr. Hand served as Senior Vice President, Stores and Visual Merchandising of Filene’s Department Stores. Mr. Hand held various other positions at The May Department Stores Company from 1991 to 2001, including Area Manager, General Manager, and Regional Vice President.

Marc Katz—Chief Financial Officer/Principal. Mr. Katz, 52, has served as our Chief Financial Officer/Principal since January 2017. From January 2015 through January 2017, Mr. Katz served as our Executive Vice President and Chief Financial Officer. From April 2011 through January 2015, Mr. Katz served as our Executive Vice President, Merchandising Support and Information Technology. From December 2009 through April 2011, Mr. Katz served as our Executive Vice President of Merchandise Planning and Allocation. From the commencement of his employment with us in July 2008 through December 2009, Mr. Katz served as our Executive Vice President and Chief Accounting Officer. Prior to joining us, Mr. Katz served as Executive Vice President and Chief Financial Officer of A.C. Moore Arts & Crafts, Inc., a specialty retailer of arts, crafts and floral merchandise, from September 2006 to June 2008. Prior to his employment with A.C. Moore, Mr. Katz held various positions with Foot Locker, Inc., a specialty retailer of athletic footwear, apparel and related items, from June 1997 to September 2006 including most recently as Senior Vice President and Chief Information Officer from mid-2002 to September 2006. Prior to his employment with Foot Locker, Mr. Katz served for eight years in various financial positions at The May Department Stores Company.

Joyce Manning Magrini—Executive Vice President—Human Resources. Ms. Magrini, 62, has served as our Executive Vice President—Human Resources since November 2009. Prior to joining us, Ms. Magrini served as Executive Vice President—Administration of Finlay Jewelry since June 2005. From March 1999 to June 2005, Ms. Magrini served as Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources of Finlay Jewelry. Ms. Magrini held various human resources and customer service management positions at Macy’s from 1978 through December 1994.

Jennifer Vecchio—Chief Merchandising Officer/Principal. Ms. Vecchio, 51, has served as our Chief Merchandising Officer/Principal since January 2017. From the commencement of her employment with us in May 2015 through January 2017, Ms. Vecchio served as our Executive Vice President and Chief Merchandising Officer. Prior to May 2015 and since January 2014, Ms. Vecchio provided consulting services to our merchandising organization. From 1997 to June 2011, Ms. Vecchio held various positions in the merchandising organization of Ross Stores, most recently serving as Executive Vice President of Merchandising—Mens/Kids from December 2009 through June 2011 and as Senior Vice President/GMM from February 2005 through December 2009 with various areas of responsibilities including Mens, Kids, Shoes, Lingerie and Hosiery. From 1988 through 1997, Ms. Vecchio held various positions in the merchandising organization of Macy’s.

CORPORATE GOVERNANCE

The Board is committed to strong corporate governance because it promotes the long-term interests of stockholders, enhances Board and management accountability and helps build public trust in the Company. The Board has adopted policies and processes that foster effective Board oversight of critical matters such as strategy and risk management. The Board and its committees review our major governance documents, policies and processes regularly in the context of current corporate governance trends, regulatory changes and recognized best practices. Below is an overview of our corporate governance structure and processes, including key aspects of our Board operations.

Corporate Governance Guidelines

The Board has developed and adopted Corporate Governance Guidelines (the “Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its stockholders. The Guidelines cover the determination of director independence, the operation, structure and meetings of the Board, the committees of the Board and other matters relating to our corporate governance. The Guidelines are available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.”

Voting Policy for Election of Directors

The Guidelines provides that, in any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall, promptly following the receipt of the final report from the independent inspectors of election, tender his or her resignation, and the Nominating and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. Absent a compelling reason as determined by the Board in the exercise of its business judgment for the director to remain on the Board, the resignation offer shall be accepted. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Leadership Structure

Thomas A. Kingsbury, the Company’s President and Chief Executive Officer, serves as Chairman of the Board, having been appointed to that position by the Board in May 2014. The Board believes Mr. Kingsbury is best situated to serve as Chairman because he is the director most familiar with our business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Moreover, our Chief Executive Officer is able to effectively communicate Board strategy to the other members of management and efficiently implement Board directives.

The Guidelines provide that the Board retains discretion to combine or separate the offices of Chairman and Chief Executive Officer. Such a determination would be made depending on what is in the best interest of the Company in light of all circumstances. In the event that the Chairman is not an independent director, the Guidelines provide that the Board will appoint an independent director to serve in a lead capacity (the “Lead Independent Director”) to coordinate the activities of the other independent directors. The Lead Independent Director will be appointed by the independent directors annually to a one-year term (which may be renewed), and shall serve until such earlier time as he or she ceases to be a director, resigns as Lead Independent Director, is replaced as Lead Independent Director by a majority of the independent directors, or the Board elects an independent Chairman. In March 2016, John Mahoney was appointed as the Lead Independent Director. In February 2017, the Board renewed Mr. Mahoney’s term as the Lead Independent Director for a one-year term ending in March 2018.

The Lead Independent Director’s responsibilities include:

•	Presiding over executive sessions of the independent directors.

•	Presiding at meetings of the Board in the absence of, or upon the request of, the Chairman.

•	Serving as a liaison and supplemental channel of communication between the Chairman and the independent directors.

•	Providing input on information sent to the Board.

•	Providing input on agendas for meetings of the Board.

•	Reviewing meeting schedules to assure there is sufficient time for discussion of all agenda items.

•	Communicating to the Chief Executive Officer the annual performance evaluation made by the non-management directors.

The Lead Independent Director also has the authority to call meetings of the independent directors and, if appropriate and with the concurrence of the other independent directors, be available for consultation and direct communication with major stockholders. If the Lead Independent Director is not present at any meeting of the Board, a majority of the independent directors present shall select a non-employee, independent director to act as Lead Independent Director for the purpose and duration of such meeting.

The Board believes that its current leadership structure is appropriate and meets the Company’s current needs. The Board periodically reviews its leadership structure to ensure that it continues to meet its needs.

Board’s Role in Risk Oversight

Our Board has delegated to the Audit Committee the primary responsibility for oversight of our risk management process. The Audit Committee reviews periodic assessments from the Company’s ongoing enterprise risk management process that is designed to identify potential events that may affect the achievement of the Company’s objectives or have a material adverse effect on the Company. In addition, the head of the Company’s internal audit function regularly reports to the Audit Committee. The head of the internal audit function, the Chief Financial Officer and representatives from Deloitte & Touche LLP, our independent registered certified public accounting firm, regularly meet in private sessions with the Audit Committee.

Our Board committees also consider and address risk as they perform their respective committee responsibilities. For example, the Compensation Committee considers the risks to our business associated with our compensation policies and practices. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk. Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

The Board believes that the work undertaken by the committees of the Board, together with the work of the Company’s management, enables the Board of Directors to effectively oversee the Company’s management of risk.

Strategic Planning

Our Board has significant oversight of our corporate strategy and long-range operating plans. Acting as a full Board and through each independent Board committee, the Board is fully engaged in the Company’s strategic planning process. Setting the strategic course of the Company involves a high level of constructive engagement between management and the Board. Management develops and prioritizes strategic plans on an annual basis. Management then reviews these strategic plans with the Board during an annual board strategy meeting, along with the Company’s challenges, industry dynamics and other factors.

Management provides the Board with updates throughout the year regarding the implementation and results of the Company’s strategic plans, as well as frequent updates regarding the Company’s financial performance. In addition, Mr. Kingsbury communicates regularly with the Board on important business opportunities and developments. As a result, the Board has substantial oversight of the development and implementation of the Company’s strategic plans, and the Board is able to effectively monitor the Company’s progress with respect to the strategic goals and objectives.

Independent Directors

Under the Guidelines, our Board will determine the independence of a director according to the definitions of “independent director” included in the pertinent listing standards of the New York Stock Exchange (“NYSE”) and other relevant laws, rules and regulations. The Board evaluates any relationships of each director and nominee, as well as any member of his or her immediate family, with the Company and makes an affirmative determination whether or not such director or nominee is independent. The Board of Directors has affirmatively determined that each of our directors other than Mr. Kingsbury is independent under the criteria established by the NYSE for director independence, that Ms. Patrick and Messrs. Sullivan and McNamara meet the additional independence requirements of the NYSE applicable to Audit Committee members and that Messrs. Hitch, Sullivan, Mahoney and McNamara meet, and Mr. Bekenstein met, the additional independence requirements of the NYSE applicable to Compensation Committee members.

Meeting Attendance

During our fiscal year ended January 28, 2017, the Board held five meetings. Each director attended at least 75% of the meetings of the Board and of the committees of which such director was a member during this period.

We invite all incumbent directors, as well as all nominees for election as director, to attend the Annual Meeting, but we do not have a formal attendance requirement. Eight of our directors attended our 2016 annual meeting of stockholders.

Executive Sessions

Our non-employee, independent directors meet in separate executive sessions without management during regularly scheduled Board meetings to review matters concerning the relationship of the Board with management and such other matters as deemed appropriate. The Lead Independent Director presides over executive sessions of the independent directors.

Communications with the Board of Directors

Stockholders and other interested parties may communicate directly with the Board, the independent directors as a group or specified individual directors by writing to such individual or group care of our Secretary at the following address: Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016. Stockholders and others can also communicate complaints regarding accounting, internal accounting controls or auditing matters by writing to the Chairman of the Audit Committee care of our Secretary at the same address. Our Secretary will forward all correspondence to the relevant group or individual.

Stock Ownership Guidelines

We have a long-standing approach of compensating our Chief Executive Officer and our non-employee directors in part with stock awards. We believe that retention of a meaningful amount of the Company’s stock encourages a long-term perspective and further aligns the interests of our Chief Executive Officer and our non-employee directors with those of our stockholders. The Compensation Committee adopted stock ownership guidelines for our Chief Executive Officer in December 2015 and our Board (upon recommendation of the Compensation Committee) adopted stock ownership guidelines for our non-employee directors in August 2016. The guidelines provide that the (i) Chief Executive Officer should own shares of our common stock with a value equal to or exceeding four (4) times his or her then-current base salary, and (ii) non-employee directors should own shares of our common stock with a value equal to or exceeding four (4) times the annual cash retainer paid to non-employee directors. Compliance is measured as of the last day of the fiscal year. Stock ownership includes shares owned directly or held in trust by the individual, as well as unvested restricted stock. It does not include shares that an individual has the right to acquire through unvested stock options or unexercised stock options.

Any successor to Mr. Kingsbury and each non-employee director will have five years from his or her date of appointment to attain an ownership level in our common stock that complies with these guidelines and, until the required ownership is reached, the Chief Executive Officer (including Mr. Kingsbury, should he not be in compliance with the ownership guidelines) and each non-employee director will be required to retain fifty percent (50%) of net shares acquired upon any future vesting of restricted stock awards after deducting shares used to pay applicable taxes (if any).

Mr. Kingsbury and each non-employee director (other than Mr. English, who joined the Board in November 2016) owns shares in excess of our ownership guidelines.

Director Orientation

Director education about our company and our industry is an on-going process, which begins when a director joins the Board. Upon joining the Board, new directors are provided with an orientation about the Company, including our business, strategy and governance. During the orientation process, new directors have a series of meetings with executives responsible for each of our business units to develop relationships and gain an understanding of the Company’s operations, strategies, challenges and opportunities. Based on input from our directors, we believe that the orientation process provides new directors with a strong foundation in our business and accelerates their effectiveness to fully engage in Board deliberations.

Board and Committee Evaluations

The Guidelines provide that the Board and each of its committees should conduct an annual self-evaluation of its overall performance and effectiveness. As part of this process, which is overseen by the Nominating and Corporate Governance Committee, each director completes, on an annual basis, detailed questionnaires relating to the Board and any committees on which he or she serves. The questionnaires seek answers to questions based on numerical ratings and also seek qualitative comments on each question and any other general comments. The results of the assessments are compiled anonymously, and the average numerical response and any qualitative responses to each question are reviewed by the Nominating and Corporate Governance Committee (as it relates to both the Board and all committees) and each other committee (as it relates to such committee). Matters requiring follow-up are addressed by the Lead Independent Director, the Chair of the Nominating and Corporate Governance Committee or the Chairs of the Audit or Compensation Committee, as appropriate.

Selecting Nominees to the Board of Directors

The Board is responsible for identifying and reviewing candidates for director positions and for selecting nominees for election as directors by our stockholders, in each case based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board elects to increase the size of the Board by adding a new member, the Nominating and Corporate Governance Committee will then identify the desired skills and experience of a new nominee. The Nominating and Corporate Governance Committee may, in its discretion, also engage a consultant or search firm to assist in identifying qualified individuals.

As set forth in the Guidelines, it is the policy of our Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. It is also the policy of the Board that the composition of the Board and its committees adhere to the standards of independence required by the NYSE and applicable law and reflect a range of talents, ages, skills, character, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Below we identify and describe the key skills and expertise that the Nominating and Corporate Governance Committee considers in concluding a director is qualified to serve on the Board. The experiences, qualifications, attributes and skills that the Board considered in the nomination of our directors are reflected in their individual biographies beginning on page 6.

•	Leadership Experience: Directors with experience in significant senior leadership positions with large organizations over an extended period provide us with special insights. Strong leaders bring vision, strategic agility, diverse and global perspectives and broad business insight to the Company. These individuals demonstrate a practical understanding of how large organizations operate, including the importance of succession planning, talent management and how employee and executive compensation is set. They possess skills for managing change and growth and demonstrate a practical understanding of organizations, operations, processes, strategy, risk management and methods to drive growth.

•	Broad-Based Business Expertise: Such expertise provides a depth of experience from which to draw on in evaluating issues, deliberating, decision-making, and making business judgments.

•	Finance Experience: An understanding of finance and related reporting processes is important for directors. We measure our operating and strategic performance by reference to financial goals, including for purposes of executive compensation. In addition, accurate financial reporting is critical to our success. Directors who are financially literate are better able to analyze our financial statements, capital structure and complex financial transactions, and ensure the effective oversight of our financial measures and internal control processes.

•	Industry Experience: Industry experience gives directors a practical understanding of developing, implementing, and assessing our merchandising and customer engagement strategies.

•	Sales and Marketing Experience: Directors with experience in dealing with consumers, particularly in the areas of marketing, marketing-related technology, advertising or otherwise selling products or services to consumers, provide us with valuable insights. They understand consumer needs and are experienced in identifying and developing marketing campaigns that might resonate with consumers, the use of technology and emerging and non-traditional marketing media (such as social networking and e-commerce), and identifying potential changes in consumer trends and buying habits.

•	Information Technology and Security Experience: This experience is relevant given the importance of technology to the retail marketplace and the importance of protecting both our and our customers’ information.

•	Public Company Board Experience: Directors who have experience on other public company boards develop an understanding of corporate governance trends affecting public companies and the extensive and complex oversight responsibilities associated with the role of a public company director. They also bring to the Company an understanding of different business processes, challenges and strategies.

•	Business Development / Mergers and Acquisitions Experience: This experience is important because it helps in assessing potential growth opportunities.

Collectively, the composition of our Board reflects a wide range of viewpoints, background and experience.

Outside Board Policy

Our directors must be able to dedicate the time necessary for the diligent performance of their duties, including preparing for and attending Board and committee meetings. In this respect, the number of other public company boards our directors may join are generally limited to ensure that a director is not “over-boarded.” The Guidelines provide that all directors with full-time jobs should not serve on the boards of more than three other public companies, and the Board believes that no person should serve on more than four other boards of public companies in addition to our Board, provided, however, that this restriction does not apply to those directors with full-time jobs that require the director to serve on the boards of other companies.

Director C andidates Recommended by Stockholders

The Nominating and Corporate Governance Committee considers properly submitted recommendations for candidates to the Board from stockholders. In order to nominate a director for election to the Board, stockholders must follow the procedures set forth in our Bylaws (described in more detail under the caption below entitled “Stockholder Proposals For 2018 Annual Meeting Of Stockholders”), including timely receipt by the Secretary of the Company of notice of the nomination and certain required disclosures with respect to both the nominating stockholder and the recommended director nominee. The Nominating and Corporate Governance Committee will evaluate director candidates properly recommended by stockholders in the same manner as candidates from other sources. The Nominating and Corporate Governance Committee will determine whether to interview any candidates and may seek additional information about candidates from third party sources.

Board Refreshment

The Board and the Nominating and Corporate Governance Committee frequently assess the composition of the Board and seek to strike a balance between the knowledge and understanding of our business that comes from longer-term service on the Board with the fresh ideas and perspective that can come from adding new members. The Board has determined that neither director term limits nor a mandatory retirement age is required to strike this balance. While term limits or a mandatory retirement age could help ensure that there are new viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who over time have developed increasing insight into us and our operations and therefore provide an increasing contribution to the Board as a whole.

As an alternative to term limits or a mandatory retirement age, the Board believes it can continue to evolve and adopt new viewpoints through the process for the evaluation and nomination of director candidates. In that regard, the Nominating and Corporate Governance Committee and the Board consider each member’s length of service and openness to new ideas when considering the appropriate slate of candidates to recommend for nomination. The current members of the Board have served for an average of approximately four years. The Nominating and Corporate Governance Committee and the Board believe it is important for the Board to be “refreshed” by adding new directors from time to time, and six of the current directors, or approximately 75% of the Board, have served for less than five years.

Code of Conduct and Code of Ethics

We have adopted a written Code of Conduct (the “Code of Conduct”), which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. In addition, we have adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”), which applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other designated members of our management. Copies of each code are available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.” The information contained on our website does not constitute a part of this proxy statement. We will provide any person, without charge, upon request, a copy of our Code of Conduct or Code of Ethics. Such requests should be made in writing to the attention of our Secretary at the following address: Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct or the Code of Ethics by posting such information on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.”

BOARD COMMITTEES

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board is responsible for the appointment of committee members and committee chairs, taking into account the desires of individual members and the recommendations of the Nominating and Corporate Governance Committee and of the Chairman.

Each standing committee has a written charter approved by the Board. A copy of each charter is available on our corporate website, www.burlingtonstores.com, under “Investor Relations—Corporate Governance—Governance Documents.” The members of each standing committee, as of the date of this proxy statement, are identified in the following table:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Jordan Hitch		Chair	X
John J. Mahoney		X	Chair
William McNamara	X	X
Tricia Patrick	X
Paul J. Sullivan	Chair	X
Mary Ann Tocio			X

Audit Committee

The purpose of the Audit Committee, as set forth in the Audit Committee charter, is primarily to assist the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements.

The Audit Committee held eight meetings during our fiscal year ended January 28, 2017 (“fiscal 2016”). On May 18, 2016, Tricia Patrick was appointed as a member of the Audit Committee. John Mahoney relinquished his position on the Audit Committee effective as of the appointment of Ms. Patrick. Ms. Patrick previously served on the Audit Committee from November 2012 (prior to our IPO in October 2013) through September 2014. Mr. Sullivan and Ms. Patrick have been determined by our Board of Directors to be “audit committee financial experts” within the meaning of Item 407 of Regulation S-K. All of the members of the Audit Committee meet the requirements for financial literacy under applicable rules and regulations.

Prior to the relinquishment of his position on the Audit Committee, Mr. Mahoney simultaneously served on the Audit Committee and on the audit committees of three other public companies. Based on Mr. Mahoney’s substantial financial expertise, including his experience as a public company chief financial officer and in public accounting, the Board determined that such simultaneous service did not impair the ability of Mr. Mahoney to effectively serve on the Audit Committee.

Compensation Committee

As set forth in its charter, the Compensation Committee’s primary purpose and responsibilities are:

•	to review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine and approve the Chief Executive Officer’s compensation level based on this evaluation;

•	to screen and recommend to the Board for approval individuals qualified to become Chief Executive Officer of the Company;

•	to recommend to the Board for approval total compensation for the members of the Board and to approve total compensation for executive vice presidents and officers above that level, including oversight of all related executive benefit plans;

•	to oversee the Company’s general incentive compensation plans and equity-based plans; and

•	to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

For additional description of the Compensation Committee’s processes and procedure for consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis.” The Compensation Committee held six meetings during fiscal 2016. Josh Bekenstein relinquished his position on the Compensation Committee effective as of March 7, 2017, the date of his resignation from the Board.

Nominating and Corporate Governance Committee

As set forth in its charter, the Nominating and Corporate Governance Committee’s primary purpose and responsibilities are:

•	to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board such individuals as nominees to the Board for its approval;

•	to oversee evaluations of the Board and the Board committees; and

•	to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.

The Nominating and Corporate Governance Committee held three meetings during fiscal 2016. On May 18, 2016, Mary Ann Tocio was appointed as a member of the Nominating and Corporate Governance Committee. Frank Cooper, III relinquished his position on the Nominating and Corporate Governance Committee effective as of December 5, 2016, the date of his resignation from the Board.

DIRECTOR COMPENSATION

Cash Retainers and Stock Awards

Each independent, non-management director receives compensation for his or her service as a director, which consists of an annual cash retainer (payable in equal quarterly installments and pro-rated for partial quarters) and an annual award of restricted stock, further aligning the interests of our independent, non-management directors with our stockholders. In addition, upon their initial election or appointment to the Board, independent, non-management directors receive a grant of restricted stock with a market value at the time of grant of $100,000.

Directors who are Company employees do not receive directors’ fees or equity grants based on their Board service. All directors, however, are entitled to receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board. Compensation provided to Mr. Kingsbury in his capacity as an executive officer is provided in the Summary Compensation Table below. The Compensation Committee has the responsibility for recommending to the Board the appropriate compensation for non-employee directors.

Our independent, non-management directors receive the following annual compensation:

•	A cash retainer of $50,000;

•	An additional cash retainer of $20,000 for the Chair of the Audit Committee;

•	An additional cash retainer of $15,000 for the Chair of each of the Compensation Committee and the Nominating and Corporate Governance Committee;

•	An additional cash retainer of $10,000 for non-Chair members of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee;

•	An additional cash retainer of $30,000 for the Lead Independent Director; and

•	A grant of restricted stock with a market value at the time of grant of $100,000, made following the Company’s annual meeting of stockholders.

Shares of restricted stock granted to our independent, non-management directors vest one-third on each of the three anniversaries following the grant date. All unvested shares of restricted stock will remain unvested following any change in control, provided, however, that 100% of such shares will vest if the recipient loses his or her directorship (i) as a result of a change in control (in the case of shares of restricted stock granted prior to 2016) or (ii) within the two-year period immediately following a change in control (in the case of shares of restricted stock granted after 2015). All unvested shares of restricted stock will automatically be forfeited (and will not vest) if the recipient ceases to be a member of the Board for any reason (other than as provided above in connection with a change in control) prior to the vesting date. Each director has the right to vote unvested restricted shares but cannot dispose of them until such shares have vested, subject to such director’s compliance with our stock ownership guidelines.

In Proposal 4 of this proxy statement, the Board is requesting stockholder approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated), which includes a limit on the amount of equity and cash compensation that can be paid to an independent, non-management director in a fiscal year.

Stock Ownership Guidelines

As described above, our non-employee directors are subject to stock ownership guidelines, which require ownership of shares of our common stock with a value equal to or exceeding four (4) times the annual cash retainer paid to non-employee directors. Each non-employee director (other than Mr. English, who joined the Board in November 2016) owns shares in excess of our ownership guidelines.

Fiscal 2016 Director Compensation

The table below summarizes the compensation paid to our independent, non-management directors for fiscal 2016.

Name	Fees Earned or Paid in Cash ($)(10)	Stock Awards ($)(11)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joshua Bekenstein (1)	60,000	100,020	—	—	—	—	160,020
Frank Cooper, III (2)	51,099	100,020	—	—	—	—	151,119
Ted English (3)	10,302	100,033	—	—	—	—	110,335
Jordan Hitch (4)	75,000	100,020	—	—	—	—	175,020
John J. Mahoney (5)	103,220	100,020	—	—	—	—	203,240
William McNamara (6)	70,000	100,020	—	—	—	—	170,020
Tricia Patrick (7)	57,028	100,020	—	—	—	—	157,048
Paul J. Sullivan (8)	80,000	100,020	—	—	—	—	180,020
Mary Ann Tocio (9)	62,539	100,020	—	—	—	—	162,559

(1)	Mr. Bekenstein had 3,155 shares of unvested restricted stock outstanding as of January 28, 2017. Such shares were forfeited upon Mr. Bekenstein’s resignation from the Board in March 2017 in accordance with the terms of the underlying restricted stock grant agreements.
(2)	Mr. Cooper had 3,512 shares of unvested restricted stock outstanding as of December 5, 2016, the day on which he resigned from the Board. Such shares were forfeited upon Mr. Cooper’s resignation in accordance with the terms of the underlying restricted stock grant agreements.
(3)	Mr. English joined the Board on November 15, 2016. He had 1,326 shares of unvested restricted stock outstanding as of January 28, 2017.
(4)	Mr. Hitch had 3,155 shares of unvested restricted stock outstanding as of January 28, 2017.
(5)	Mr. Mahoney had 3,853 shares of unvested restricted stock outstanding as of January 28, 2017.
(6)	Mr. McNamara had 3,512 shares of unvested restricted stock outstanding as of January 28, 2017.
(7)	Ms. Patrick had 3,155 shares of unvested restricted stock outstanding as of January 28, 2017.
(8)	Mr. Sullivan had 4,089 shares of unvested restricted stock outstanding as of January 28, 2017. As of January 28, 2017, Mr. Sullivan held 8,801 options to purchase shares of our common stock. Mr. Sullivan received options to purchase 22,000 shares of our common stock under the Burlington Holdings, Inc. 2006 Management Incentive Plan (as amended, the “2006 Incentive Plan”) in connection with his election to the Board in November 2012. Forty percent of those options vested on November 12, 2014, an additional 20% of those options vested on November 12, 2015, an additional 20% of those options vested on November 12, 2016 and the remaining 20% of those options are scheduled to vest on November 12, 2017. All options become exercisable upon a change in control. Unless determined otherwise by the plan administrator, upon cessation of Mr. Sullivan’s directorship, options that have not vested will terminate immediately and unexercised vested options will be exercisable for a period of 60 days. The final exercise date for the options granted to Mr. Sullivan is the tenth anniversary of the grant date.
(9)	Ms. Tocio had 3,537 shares of unvested restricted stock outstanding as of January 28, 2017.
(10)	Represents the pro rata portion of each director’s annual fee as compensation for services as a director and the pro rata portion of each director’s annual fee as compensation for such director’s services as a committee member, as applicable, in each case for the period of fiscal 2016 for which he or she served as a director or on the applicable committee.

(11)	Amounts shown represent the aggregate grant date fair value of awards of restricted shares of our common stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, and are based on a number of key assumptions described in Note 12 (entitled “Stock-Based Compensation”) to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2016. Each independent, non-management director other than Mr. English was granted an award of 1,935 shares of restricted stock pursuant to the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “2013 Incentive Plan”) on May 19, 2016, the first business day following our 2016 annual meeting of stockholders. Mr. English was granted an award of 1,326 shares of restricted stock on November 15, 2016 upon joining the Board. The shares granted to Mr. English have a grant date fair value per share of $75.44 and the shares granted to each other director have a grant date fair value per share of $51.69, each such amount representing the closing price of our common stock on the day immediately prior to the grant date in accordance with the terms of the 2013 Incentive Plan.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“D&T”) as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018. Although not required, the Board believes that it is a sound corporate governance practice to seek such ratification. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered certified public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.

Representatives of D&T are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services rendered by D&T, our independent registered certified public accounting firm, during fiscal 2016 and the fiscal year ended January 30, 2016 (“fiscal 2015”):

	2016	2015
	(in thousands)
Audit Fees (1)	$1,868	$1,833
Audit-Related Fees (2)	3	112
Tax Fees (3)	520	689
All Other Fees	—	—

Total	$2,391	$2,634

(1)	Audit Fees—represents fees associated with the audit of the Company’s consolidated financial statements and the review of the Company’s quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States) and statutory audits.
(2)	Audit-Related Fees—represents fees for services that were provided by our independent registered certified public accounting firm primarily in connection with secondary offerings of our common stock.
(3)	Tax Fees—represents fees incurred in connection with a strategic tax review, the filing of tax returns, and other tax consulting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Certified Public Accounting Firm

In accordance with its charter, the Audit Committee must pre-approve all audit and permissible non-audit services. The Audit Committee has pre-approved up to $100,000 in services provided by D&T for tax consulting services on an annual basis. Additionally, the Audit Committee has delegated authority to its Chair, Mr. Sullivan, to pre-approve D&T’s services without consultation with the full Audit Committee, provided Mr. Sullivan presents pre-approval decisions to the full Committee at its next scheduled meeting. The Audit Committee reviews on at least a quarterly basis the services provided to date by D&T and the fees incurred for those services. In its review of any non-audit service fees, the Audit Committee will consider, among other things, the possible effect of the performance of such services on the independence of D&T. All services provided by D&T during fiscal 2016 and fiscal 2015 were pre-approved by the Audit Committee or by Mr. Sullivan pursuant to the delegation described above.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of D&T to serve as our independent registered certified public accounting firm for the fiscal year ending February 3, 2018.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC. This vote is commonly referred to as a “say-on-pay” vote.

Under the Exchange Act, stockholders must have the opportunity to cast an advisory vote on whether the “say-on-pay” vote should be held every year, every other year, or every three years (or to abstain). The first such vote was required in 2011 for most public companies. Going forward, this “say-on-frequency” vote must occur no later than the annual meeting (or other meeting at which directors will be elected and for which compensation disclosure is required) held in the sixth calendar year after the last say-on-frequency vote. Accordingly, public companies that held their first say-on-frequency vote at their 2011 annual meeting will be required to next hold a vote on the matter at their 2017 annual meeting.

After becoming a public company in October 2013, we held a say-on-frequency vote at our 2014 Annual Meeting of Stockholders. In accordance with the advisory vote of our stockholders at that meeting, the Board determined that we will hold a say-on-pay vote every year until the next required say-on-frequency vote is held at our 2020 Annual Meeting of Stockholders, or until our Board of Directors otherwise determines that a different frequency for holding say-on-pay votes is in the best interests of our stockholders.

The Compensation Discussion and Analysis beginning on page 41 and the compensation tables and narrative discussion beginning on page 63 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for fiscal 2016. The Board is asking our stockholders to cast a non-binding, advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Burlington Stores, Inc. APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to:

•	provide each named executive officer with compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy and create a strong alignment of executive and stockholder interests;

•	tie a significant portion of each named executive officer’s compensation to our financial performance; and

•	promote and reward the achievement of objectives that will lead to long-term growth in stockholder value.

The Compensation Committee regularly reviews our executive compensation program to ensure that compensation is closely tied to aspects of our performance that our executive officers can impact and that are likely to have an impact on stockholder value. We believe that our performance demonstrates the effectiveness of our compensation program.

The vote on this say-on-pay proposal is advisory, which means that the vote will not be binding on us. Nevertheless, our Compensation Committee values the opinions expressed by our stockholders and will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As noted on page 47 in the Compensation Discussion and Analysis, the Compensation Committee considered the result of last year’s vote, in which approximately 99% of all shares voted were voted in favor of the compensation of the Company’s named executive officers. The advisory vote serves as an additional tool to guide the Compensation Committee and the Board in continuing to align our executive compensation program with the interests of the Company and our stockholders, and is consistent with our commitment to strong corporate governance.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF THE BURLINGTON STORES, INC. 2013 OMNIBUS INCENTIVE PLAN (AS AMENDED AND RESTATED)

Our 2013 Omnibus Incentive Plan (the “Original Plan”) was adopted by our Board, and approved by our stockholders, in September 2013 in connection with our IPO. Our 2006 Incentive Plan terminated in April 2016 and, as a result, the Original Plan is our only active incentive plan.

The Original Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards to directors, officers and other employees of us and our subsidiaries, as well as others performing consulting or advisory services for us.

In February 2017, the Compensation Committee and the Board approved, subject to stockholder approval, an amendment and restatement of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (the “Amended Plan”). If the Amended Plan is approved by stockholders, it will become effective on the day of the Annual Meeting. Outstanding awards under the Original Plan will continue in effect in accordance with their terms.

The Amended Plan amends the Original Plan to update the available business criteria on which future performance goals may be based and to incorporate certain other changes. We are seeking stockholder approval of the Amended Plan, including approval of the material terms for performance awards under the Amended Plan, to give us the flexibility to grant tax-efficient equity and cash incentive awards, as described in more detail below.

The most significant change incorporated in the Amended Plan is the inclusion of a new method of reducing the Amended Plan’s share reserve, which aligns with the Compensation Committee’s belief that it is important to manage stockholder dilution that could arise as a result of our equity compensation program. In an effort to mitigate the dilution that could occur as a result of the issuance of all of the shares available under the Amended Plan in the form of restricted stock, restricted stock units, performance awards or other stock-based awards (which we refer to collectively as “full value awards”), the Amended Plan, if approved, will provide that full value awards will reduce the share reserve at a ratio of 2 shares for every share subject to the full value award. In contrast, full value awards currently reduce the share reserve in the Original Plan on a 1-for-1 basis. Stock options and stock appreciation rights (which we refer to collectively as “appreciation awards”) would continue to reduce the share reserve on a 1-for-1 basis under the Amended Plan. This method of reducing the share reserve under the Amended Plan—commonly referred to as “fungible share” counting—is intended to balance potential stockholder dilution concerns with our desire to have flexibility to grant the types of equity awards that are most appropriate for a particular recipient in a particular set of circumstances.

On October 9, 2013, we filed a Registration Statement on Form S-8 with the SEC to register the full amount of shares of our common stock that are currently included in the aggregate share reserve under the Amended Plan. We are not seeking to increase the number of shares available for issuance under the Amended Plan.

The actual text of the Amended Plan is attached to this proxy statement as Appendix A. The following description of the Amended Plan is only a summary of its principal terms and provisions, is not intended to be exhaustive, and is qualified in its entirety by reference to the Amended Plan itself as set forth in Appendix A. The affirmative vote of a majority of votes properly cast and entitled to vote on the proposal is required to approve the Amended Plan.

Summary of Material Changes

In addition to the fungible share counting method described above, the Amended Plan includes the following significant changes to the terms of the Original Plan:

•	updates the performance criteria used to develop performance goals for awarding performance-based awards to covered employees that are intended to be exempt from the limitations of Section 162(m) of the Internal Revenue Code (the “Code”);

•	establishes the maximum number of shares of common stock subject to any performance awards, stock options and SARs which may be granted to any participant during any fiscal year as 4.0 million shares, and establishes the maximum value of a cash payment made under a performance award with respect to any fiscal year as $10.0 million (rather than $6 million, as provided in the Original Plan);

•	includes a limitation of $450,000 on awards under the Amended Plan or other payments that may be made to a non-employee director during any fiscal year (provided that the maximum aggregate dollar value of awards under the Amended Plan or other payments to a non-employee director serving as Chairman of the Board of Directors may be up to 200% of such limitation);

•	for purposes of determining fair market value, references the closing price of our common stock on the trading day on which an award is granted rather than the trading day immediately prior to the date on which an award is granted;

•	establishes that no more than 5% of awards may have a minimum vesting term of less than one year;

•	documents our current policy of not applying “liberal” share counting under the Amended Plan;

•	removes the ability of the Compensation Committee to include a provision in a stock option grant allowing a participant to elect to exercise the option as to any part or all of the underlying shares of common stock prior to the full vesting of the option and treat such shares as restricted stock;

•	prohibits, for all award types, the payment of dividends before the vesting of the underlying award;

•	prohibits the cancellation of an appreciation award with an exercise price higher than fair market value, in exchange for another award or for cash, without stockholder approval;

•	provides that, in the event of a change in control, the Compensation Committee may provide for the purchase of any awards by us or an affiliate for an amount of cash equal to the excess (if any) of the fair market value (rather than the highest price per share paid in the transaction) of common stock covered by such awards over the aggregate exercise price of such awards;

•	reduces the threshold of beneficial ownership constituting a change in control from 50% to 40% of the combined voting power of our securities;

•	permits us to deduct from any payment to be made pursuant to the Amended Plan, or to otherwise require, prior to the issuance or delivery of shares of common stock or the payment of any cash under the Amended Plan, payment by a participant of any federal, state or local taxes up to the maximum statutory tax rates in the applicable jurisdictions; and

•	provides for a term that expires on the tenth anniversary of Board approval.

The Board believes that the approval of the Amended Plan is essential to our success. Stock options, restricted stock and other awards provided for under the Amended Plan are vital to our ability to attract, retain and motivate high performing officers, directors, employees and consultants, especially in the extremely competitive market in which we operate. The proposed modifications reflected in the Amended Plan are designed to allow us to continue to attract, retain and motivate people whose skills and performance are critical to our success. We will continue to monitor the market in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Important Provisions

In addition to several of the changes identified above, the Amended Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No repricing. Reducing the minimum option price of any stock option or stock appreciation right (“SAR”) or awarding any stock option or SAR in replacement of a canceled stock option or SAR with a higher exercise price than the replacement award, in either case without the approval of our stockholders, is prohibited.

•	No evergreen provision and no reload options. The Amended Plan does not provide for automatic funding additions during its term nor does it provide for the ability to grant reload options.

•	Compensation recoupment policy. Awards granted are subject to any recoupment policy or other arrangement that we may have in place or any obligation that we may have regarding the clawback of incentive-based compensation.

Approval for Purposes of Section 162(m)

The Amended Plan has been structured such that awards made may be able to satisfy the requirements of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (“Qualified Performance-Based Awards”). In general, the Company will be able to deduct compensation in excess of $1 million paid in any one fiscal year to our Chief Executive Officer or any of our next three most highly compensated executive officers (other than our Chief Financial Officer) (collectively, “Covered Employees”), if such compensation qualifies as “performance-based compensation” under Section 162(m). Stock options and SARs granted under the Amended Plan will generally qualify as performance-based compensation. Other awards that we grant may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of one or more performance goals selected by the Compensation Committee.

Section 162(m) requires that the material terms of performance-based awards be disclosed to and approved by stockholders. For purposes of Section 162(m), these material terms include the individuals eligible to receive compensation, a description of the performance criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goal. For the Amended Plan, these terms are described below under the captions entitled “Eligibility for Participation”, “Available Shares and Award Limits” and “Performance Goals.” Stockholder approval of this proposal is intended to satisfy the stockholder approval requirements described above under Section 162(m).

Although stockholder approval is one of the requirements for exemption under Section 162(m), even with stockholder approval there can be no guarantee that awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m). Furthermore, the Compensation Committee and the Board continue to have authority to grant or approve awards or compensation that are not deductible pursuant to Section 162(m).

We are seeking stockholder approval of this proposal to have the flexibility to grant Qualified Performance-Based Awards under the Amended Plan that may be fully deductible for federal income tax purposes. If our stockholders approve the Amended Plan, including the material terms for performance-based awards set forth in the Amended Plan, and assuming that all other Section 162(m) requirements are met, we may be able to obtain tax deductions with respect to certain awards issued under the Amended Plan to our Covered Employees. If our stockholders do not approve the proposal, we generally will be able to grant awards under the Original Plan until its September 30, 2023 expiration date, but our ability to deduct certain performance awards to certain executives may be limited under Section 162(m).

Summary of Amended Plan Terms

Purpose. The purpose of the Amended Plan is to provide awards that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards through a proprietary interest in our long-term success and compensation based on their performance in fulfilling their personal responsibilities.

Administration. The Amended Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will select the individuals eligible to receive awards, determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the Amended Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the Amended Plan as it deems advisable and to delegate authority under the Amended Plan to our executive officers.

Available Shares and Award Limits. There were 6.0 million shares authorized under the Original Plan. As of January 28, 2017, there were 5,789,898 shares of our common stock, par value $0.0001 per share, available for future grant. As noted above, we are not seeking to increase the number of shares available for issuance. The number of shares that will be available for issuance under the Amended Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, we will make any adjustments we consider appropriate to, among other things, the number and kind of shares, or other property (including cash) available for issuance under the Amended Plan or covered by grants previously made under the Amended Plan and the purchase price thereof. The shares that will be available for issuance under the Amended Plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. If any award granted under the Amended Plan expires, terminates or is canceled for any reason without having been exercised in full, or if any shares of restricted stock, performance awards or other stock-based awards denominated in shares of common stock awarded under the Amended Plan are forfeited for any reason, the number of shares of common stock underlying any such award shall again be available for the purpose of awards under the Amended Plan. Any shares of common stock subject to an award under the Amended Plan shall not again be made available for issuance or delivery under the Amended Plan if such shares are (i) tendered to the Company to pay the exercise price of a stock option; (ii) used to satisfy withholding taxes; or (iii) repurchased by the Company using stock option exercise proceeds. In addition, with respect to SARs settled in common stock, the number of shares of common stock equal to the number of stock appreciation rights exercised will count against the Amended Plan’s share limitations.

The maximum number of shares of common stock with respect to which incentive stock options may be granted under the Amended Plan shall be 4.0 million shares. In addition, the Amended Plan includes the following individual participant limitations: (i) the maximum number of shares of common stock subject to any performance awards, stock options and SARs which may be granted during any fiscal year may not exceed 4.0 million shares; (ii) the maximum value of a cash payment made under a performance award with respect to any fiscal year may not exceed $10.0 million; and (iii) the aggregate amount of awards under the Amended Plan granted, or other payments made, to any non-employee director during a fiscal year may not exceed $450,000 (provided that the maximum aggregate dollar value of awards under the Amended Plan or other payments to a non-employee director serving as Chairman of the Board of Directors may be up to 200% of such limitation). There are no annual individual share limitations applicable to participants (other than non-employee directors) on awards which are not performance awards, stock options or SARs.

Share Counting. As noted above, the Amended Plan uses a fungible share counting method, such that full value awards will reduce the Amended Plan’s share reserve at a ratio of 2 shares for every share subject to the full value award and appreciation shares will continue to reduce the share reserve on a 1-for-1 basis.

No Repricing. Unless otherwise required by law, no amendment may be made without the approval of our stockholders that would decrease the minimum option price of any stock option or SAR, extend the maximum stock option term, award any stock option or SAR in replacement of a canceled stock option or SAR with a higher exercise price than the replacement award, or otherwise permit the cancellation of a stock option or SAR with an exercise price higher than fair market value in exchange for another award or for cash.

Eligibility for Participation. Members of our Board, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates will be eligible to receive awards under the Amended Plan if so selected by the Compensation Committee. As of January 28, 2017, we employed approximately 40,000 people, including part-time and seasonal employees.

Award Agreement. Awards granted under the Amended Plan may be evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards, as determined by the Compensation Committee. Under the Amended Plan, no more than 5% of awards may have a minimum vesting term of less than one year.

Stock Options. The Compensation Committee will be able to grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of our common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee. Unless otherwise provided by the Compensation Committee, vested and exercisable options may be exercised for up to (i) one year from the date of termination due to death or disability, (ii) 90 days from the date of involuntary termination without cause (as such term is defined in the Amended Plan), or (iii) 30 days from the date of voluntary termination. Unless otherwise provided by the Compensation Committee, all options, whether or not vested, shall expire on the date of a participant’s termination for cause (as such term is defined in the Amended Plan).

Stock Appreciation Rights. The Compensation Committee will be able to grant stock SARs, either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable (a “Tandem SAR”), or independent of a stock option (a “Non-Tandem SAR”). A SAR is a right to receive a payment in shares of our common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of our common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of our common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee will also be able to grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the Amended Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock and Restricted Stock Units. The Compensation Committee will be able to award shares of restricted stock or restricted stock units. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient will generally have the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. Payment of any dividends received with respect to restricted stock awards or restricted stock units, if any, will be deferred until the expiration of the applicable restriction period. Unless otherwise determined by the Committee, an award of restricted stock units shall not provide the participant with any rights of a holder of shares of common stock unless and until the shares of common stock underlying the award are issued to the participant.

Other Stock-Based Awards. The Compensation Committee will be able to, subject to limitations under applicable law, make a grant of such other stock-based awards under the Amended Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares. The Compensation Committee will be able to determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) and/or a minimum vesting period.

Other Cash-Based Awards. The Compensation Committee will be able to grant awards payable in cash under the Amended Plan. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions.

Performance Awards. The Compensation Committee will be able to grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee will be able to grant performance awards that are intended to qualify as performance-based compensation under Section 162(m) as well as performance awards that are not intended to qualify as performance-based compensation under Section 162(m). If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then-current fair market value of such shares, as determined by the Compensation Committee.

Performance Goals. The Compensation Committee will be able to grant performance awards that are intended to qualify as performance-based compensation for purposes of Section 162(m). These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (1) earnings per share; (2) operating income; (3) pre-tax income and earnings; (4) gross income; (5) net income, before or after taxes; (6) adjusted net income per share; (7) cash flow; (8) free cash flow; (9) gross profit; (10) gross profit return on investment; (11) gross margin return on investment; (12) gross margin or gross margin ratio; (13) operating margin; (14) working capital; (15) earnings before interest and taxes; (16) earnings before interest, tax, depreciation and amortization; (17) return on equity; (18) return on assets; (19) return on capital; (20) return on invested capital; (21) net revenues; (22) gross revenues; (23) revenue growth; (24) annual recurring revenues; (25) recurring revenues; (26) license revenues; (27) sales or net sales; (28) sales or market share; (29) comparable store sales; (30) total stockholder return; (31) economic value added; (32) specified objectives with regard to limiting the level of increase in all or a portion of our bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of cash balances and other offsets and adjustments as may be established by the Compensation Committee; (33) the fair market value of a share of our common stock; (34) the growth in the value of an investment in our common stock assuming the reinvestment of dividends; or (35) reduction in operating expenses.

To the extent permitted by law, the Compensation Committee will also be able to exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to our operations or not within the reasonable control of management; or (3) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.

In addition, all performance goals may be based upon the attainment of specified levels of our performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee will be able to designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria, to the extent permitted by law.

Change in Control. In connection with a change in control, as defined in the Amended Plan, the Compensation Committee will be able to accelerate vesting of outstanding awards under the Amended Plan. However, the forms of grant agreement adopted by the Committee for purposes of making awards of options and restricted stock provide for acceleration in connection with a change in control only upon certain terminations of employment following the change in control. In addition, such awards may be, in the discretion of the Compensation Committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by us for an amount equal to the excess (if any) of the fair market value of our common stock covered by such awards over the exercise price of the awards; (3) cancelled if the price of a share of our common stock paid in a change in control is less than the exercise price of the award; or (4) terminated by delivering notice of termination to each participant at least twenty (20) days prior to the date of consummation of the change in control, and providing the participant the right to exercise in full all vested and exercisable awards, contingent on the occurrence of the change in control. The Compensation Committee will also be able to provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights. Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant will have no rights as a stockholder with respect to shares of our common stock covered by any award until the participant becomes the record holder of such shares.

Withholding Taxes. Under the Amended Plan, we have the right to deduct from any payment to be made to a participant, or to otherwise require, prior to the issuance or delivery of any common stock or the payment of any cash under the Amended Plan, participants entitled to receive common stock or cash under the Amended Plan to pay to us the amount of any federal, state or local taxes, up to the maximum statutory tax rates in the applicable jurisdictions. Upon the vesting of restricted stock (or other award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code with regard to restricted stock, participants will be required to pay all required withholding to us. The Compensation Committee may permit participants to satisfy such withholding obligations by reducing the number of shares of common stock otherwise deliverable to such participants or by delivering shares of common stock already owned by such participants. Any fraction of a share of common stock required to satisfy such tax withholding must be paid in cash.

Section 409A of the Code. The Amended Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award made under the Amended Plan is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code.

Amendment and Termination. Notwithstanding any other provision of the Amended Plan, our Board will be able to, at any time, amend any or all of the provisions of the Amended Plan, or suspend or terminate it entirely, retroactively or otherwise, and the Compensation Committee will be able to amend any award, subject to stockholder approval in certain instances (including, without limitation, increases in the aggregate number of shares of common stock that may be issued under the Amended Plan; increases in the maximum individual participant limitations for a fiscal year; changes to the classification of individuals eligible to receive awards under the Amended Plan; extensions of the maximum option period; or alterations of the performance goals); provided, however, that, unless otherwise required by law or specifically provided in the Amended Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant. The Board may not amend the provisions referred to above under the caption entitled “No Repricing” without approval by our stockholders. The Amended Plan may not be amended so as to disqualify the Amended Plan under Section 422 of the Code (relating to incentive stock options).

Transferability. Awards granted under the Amended Plan generally will be nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee will be able to provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards. The Amended Plan provides that awards granted under the Amended Plan are subject to any recoupment policy or other arrangement that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Effective Date; Term. No grant will be made under the Amended Plan more than 10 years after the date on which the Amended Plan is approved by the Board. Any award outstanding under the Amended Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms. Upon approval of the Amended Plan by our stockholders, no further grants will be made under the terms of the Original Plan, but all outstanding awards under the Original Plan will continue to be in effect subject to the terms thereof. No award that is intended to be performance-based compensation under Section 162(m) of the Code (other than an option or a SAR) may be granted more than 5 years after the date the performance goals are approved by stockholders.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and does not describe federal taxes other than income taxes, or any state, local or foreign tax consequences. It is not intended as tax guidance to participants in the Amended Plan. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws and regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Non-Qualified Stock Options. Participants will recognize no taxable income at the time they are granted a non-qualified stock option. On exercise of a non-qualified stock option, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxable as ordinary income.

The ordinary income recognized with respect to the transfer of shares upon the exercise of a non-qualified stock option under the Amended Plan granted to an employee will be subject to both wage withholding and employment taxes. The tax basis of common stock acquired on the exercise of a non-qualified stock option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such shares for purposes of determining short or long-term capital gain will begin upon the exercise of the option.

The Company generally will be entitled, subject to the possible application of Sections 162(m) and 280G of the Code (as discussed below), to a deduction in connection with a participant’s exercise of a non-qualified stock option in an amount equal to the income recognized.

Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the participant (except possible alternative minimum tax upon an exercise) or a deduction to the Company. The aggregate fair market value of common stock (determined at the date of grant) with respect to which incentive stock options can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option. If: (i) the participant makes no disposition of the shares acquired pursuant to an incentive stock option within two years from the date of grant or within one year from the exercise of the option; and (ii) at all times during the period beginning on the date of the grant of the option and ending on the day three months before the date of such exercise, the participant was an employee of either the Company or one of its subsidiaries, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

If the participant disposes of the shares before the later of such dates or was not employed by the Company or one of its subsidiaries during the entire applicable period, the participant’s incentive stock option will be treated as a non-qualified stock option for income tax purposes and the participant will have ordinary income equal to the lesser of (i) the difference between the exercise price of the shares and the fair market value of the shares on the date of exercise and (ii) the difference between the exercise price of the shares and the amount realized on the disposition. Any gain or loss realized in excess of the amount of ordinary income recognized or the loss, if any, will be treated as a capital gain or loss. The Company will be entitled to a corresponding tax deduction, subject to the application of Sections 162(m) and 280G of the Code.

Stock Appreciation Rights. The exercise of a SAR results in taxable income to the participant equal to the difference between the exercise price of the SAR and the fair market value of the common stock on the date of exercise, and a corresponding tax deduction to the Company, subject to the application of Sections 162(m) and 280G of the Code. The ordinary income recognized with respect to the exercise of a SAR under the Amended Plan granted to an employee will be subject to both wage withholding and employment taxes.

Restricted Stock/Other Stock-Based Awards. Participants receiving restricted stock may elect under Section 83(b) of the Code to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, for such shares. Unless a Section 83(b) election is timely made, no taxable income will be recognized until such shares are no longer subject to a substantial risk of forfeiture (the “Restrictions”). However, when the Restrictions lapse, ordinary income will be recognized by the participant in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, for such shares. The ordinary income recognized with respect to restricted stock will be subject to both wage withholding and employment taxes.

If a Section 83(b) election is made, any dividends received on shares which are subject to Restrictions will be treated as dividend income. If no election is made under Section 83(b) of the Code, dividends received on the common stock for the period prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be subject to wage withholding and employment taxes.

A participant’s tax basis in restricted stock will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized with respect to the receipt of such shares or the lapse of Restrictions thereon. The holding period for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the participant if a Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no Section 83(b) election is made.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the participant with respect to restricted stock awarded pursuant to the Amended Plan.

If, subsequent to the lapse of Restrictions, such shares are sold, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

If a Section 83(b) election is made and, before the Restrictions on the shares lapse, the shares which are subject to such election are in effect forfeited: (i) the participant will not be allowed a deduction for the amount included in the participant’s income by reason of a Section 83(b) election; and (ii) the participant may recognize a loss in an amount equal to the excess, if any, of the amount paid for the shares over the amount received upon such forfeiture (which loss will ordinarily be a capital loss). In such event, the Company will be required to include in its income the amount of any deduction allowable to it in connection with the shares. The participant will recognize gain in an amount equal to the excess, if any, of the amount received by you upon such resale or forfeiture over the amount paid for the shares (which gain would ordinarily be capital gain).

If a participant receives restricted stock units or an other stock-based award, the participant will generally recognize ordinary income at the time that the award is settled in an amount equal to the cash and/or fair market value of the shares received at settlement. In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the participant with respect to the other stock-based award awarded pursuant to the Amended Plan.

Performance Awards. Participants will not be taxed at the time of grant of performance awards. If the performance targets and/or the other requirements for a payment of performance awards are achieved, a participant may receive distributions of common stock and/or cash. Participants will recognize ordinary income in an amount equal to any cash received and the fair market value of the common stock received long-term on the date of receipt. If a participant is an employee, the ordinary income recognized will be subject to both wage withholding and employment taxes.

A participant’s tax basis in any shares received will be equal to the sum of the price paid for such shares, if any, and the amount of ordinary income recognized by the participant with respect to the receipt of such shares. The holding period for such shares for purposes of determining gain or loss on subsequent sale will begin immediately after the transfer to the participant of such shares.

In general, a deduction will be allowed to the Company for federal income tax purposes (subject to the possible application of Sections 162(m) and 280G of the Code) in an amount equal to the ordinary income recognized by the participant.

If a participant sells such shares, the difference, if any, between the amount realized from such sale and the tax basis of such shares will ordinarily result in capital gain or loss.

Certain Other Tax Issues. In addition, (i) officers and directors of the Company subject to liability under Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including, when applicable, Section 162(m) regarding the $1,000,000 limitation on deductible compensation); (iii) certain awards under the Amended Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation); (iv) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to awards under the Amended Plan, either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes; and (v) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income. In addition, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and certain other executive officers whose compensation is disclosed in this proxy statement, subject to certain exceptions (including the “performance-based compensation” exception).

Benefits t o Named Executive Officers and Others

Because awards to be granted in the future under the Amended Plan are at the discretion of the Compensation Committee, it is not possible to determine the future benefits or the amounts to be received under the Amended Plan by our named executive officers or the other groups named in the table below. For grants made during fiscal 2016 to our named executive officers, please see the Grants of Plan-Based Awards table on page 64. For grants made during fiscal 2016 to our non-employee directors, please see the Fiscal 2016 Director Compensation table on page 21. Although the Original Plan was adopted in September 2013 in connection with our IPO, we did not begin making grants under the Original Plan until April 2016, when the 2006 Incentive Plan terminated. All annual long-term incentive plan awards made to our executive officers in fiscal 2016 were made under the 2006 Incentive Plan.

The table below shows the number of shares granted under the Original Plan to the named executive officers and the other groups indicated through the end of fiscal 2016.

Name and Position, or Group	Number of Shares of Restricted Stock	Number of Shares Underlying Option Rights
Thomas A. Kingsbury, President, Chief Executive Officer and Chairman	100,000	—
Marc Katz, Chief Financial Officer/Principal	—	—
Fred Hand, Chief Customer Officer/Principal	30,000	—
Rick Seeger, Executive Vice President of Merchandising	—	—
Jennifer Vecchio, Chief Merchandising Officer/Principal	—	—
All executive officers as a group	130,000	—
All employees as a group (including all officers who are not executive officers)	165,482	31,206
All non-employee directors as a group	16,806	—

Equity Compensation Plan Information

For information about our equity compensation plans as of January 28, 2017, please see the table under “Securities Authorized for Issuance Under Equity Compensation Plans” and related disclosure on page 40.

Recommendation of the Board of Directors

The Board recommends that you vote FOR the approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated).

OWNERSHIP OF SECURITIES

The following table describes the beneficial ownership of the Company’s common stock as of March 23, 2017 by each person known to us to beneficially own more than 5% of the Company’s common stock, each director, each named executive officer in the “Summary Compensation Table” and all current directors and executive officers as a group. The beneficial ownership percentages reflected in the table below are based on 70,258,835 shares of our common stock outstanding as of March 23, 2017.

NAME OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
T. Rowe Price Associates, Inc. (2)	9,258,444	13.2%
The Vanguard Group (3)	5,791,646	8.2%
Wells Fargo & Company (4)	3,702,389	5.3%
Thomas A. Kingsbury (5)	937,539	1.3%
Marc Katz (6)	134,116	*
Fred Hand (7)	103,316	*
Rick Seeger (8)	32,017	*
Jennifer Vecchio (9)	83,695	*
Ted English (10)	1,326	*
Jordan Hitch (11)	3,764	*
John J. Mahoney (12)	8,268	*
William McNamara (13)	5,542	*
Tricia Patrick (11)	3,764	*
Paul J. Sullivan (14)	8,489	*
Mary Ann Tocio (15)	4,338	*
Executive Officers and Directors as a Group (13 persons) (16)	1,398,921	2.6%

*	Less than 1%
(1)	A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: voting power, which includes the power to vote, or to direct the voting of, such security; and/or investment power, which includes the power to dispose, or to direct the disposition of, such security. Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s percentage beneficial ownership, but are not deemed outstanding for the purposes of computing the percentage of beneficial ownership of any other person. The address of our executive officers and directors is c/o Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016.
(2)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 7, 2017 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. T. Rowe Price Associates, Inc. has beneficial ownership as to all such shares of common stock, has sole power to vote or direct the vote of 2,198,658 shares of common stock and sole power to dispose or direct the disposition of 9,258,444 shares of common stock. T. Rowe Price New Horizons Fund, Inc. has sole power to vote or direct the vote of 3,780,835 shares of common stock. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.
(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group reporting sole power to vote or direct the vote of 41,659 shares of common stock, shared power to vote or direct to vote 8,535 shares of common stock, sole power to dispose or direct the disposition of 5,745,127 shares of common stock and shared power to dispose or direct the disposition of

46,519 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 37,984 shares of common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 12,210 shares of common stock as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on January 24, 2017 by Wells Fargo & Company reporting sole power to vote or direct the vote of 37,202 shares of common stock, shared power to vote or to direct the vote of 858,712 shares of common stock, sole power to dispose or direct the disposition of 37,202 shares of common stock and shared power to dispose or to direct the disposition of 3,665,187 shares of common stock. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94163.
(5)	Includes (i) 334,333 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; (ii) 274,019 shares of common stock underlying unvested restricted stock awards; and (iii) 31,335 shares of common stock held indirectly by Mr. Kingsbury through the Thomas A. Kingsbury 2015 GRAT.
(6)	Includes (i) 18,351 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; and (ii) 46,150 shares of common stock underlying unvested restricted stock awards.
(7)	Includes (i) 36,351 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; and (ii) 46,150 shares of common stock underlying unvested restricted stock awards.
(8)	Includes (i) 9,354 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; and (ii) 22,663 shares of common stock underlying unvested restricted stock awards.
(9)	Includes (i) 27,452 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; and (ii) 48,053 shares of common stock underlying unvested restricted stock awards.
(10)	Comprised of shares of common stock underlying unvested restricted stock awards.
(11)	Includes 3,155 shares of common stock underlying unvested restricted stock awards.
(12)	Includes 3,853 shares of common stock underlying unvested restricted stock awards.
(13)	Includes 3,512 shares of common stock underlying unvested restricted stock awards.
(14)	Includes (i) 4,400 shares of common stock that can be acquired upon the exercise of options exercisable on March 23, 2017 or within 60 days thereafter; and (ii) 4,089 shares of common stock underlying unvested restricted stock awards.
(15)	Includes 3,537 shares of common stock underlying unvested restricted stock awards.
(16)	Includes our current directors (Ms. Patrick, Ms. Tocio and Messrs. Kingsbury, English, Hitch, Mahoney, McNamara and Sullivan) and our current executive officers (Janet Dhillon, Joyce Manning Magrini, Ms. Vecchio and Messrs. Kingsbury, Katz and Hand).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who own more than 10% of a company’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of these forms and written representations from our executive officers, directors and chief accounting officer, we believe that our executive officers, directors and chief accounting officer complied with all Section 16(a) filing requirements during fiscal 2016.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2013 Incentive Plan was adopted in connection with the IPO. During fiscal 2016, securities were authorized for issuance under both the 2006 Incentive Plan (through the termination of such plan in April 2016) and the 2013 Incentive Plan.

The following table presents aggregated information regarding the 2006 Incentive Plan and the 2013 Incentive Plan at January 28, 2017:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity Compensation Plans Approved by Security Holders	2,646,123	$22.41	5,789,898
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A	N/A
Total	2,646,123	$22.41	5,789,898

For additional information concerning our equity compensation plans, see Note 12 (entitled “Stock-Based Compensation”) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

At Burlington, we live by our Core Values:

•	Developing Trust and Respect among all members of the Burlington community.

•	Building Strong Teams and Partnerships through collaborative work.

•	Driving Business Results by taking ownership and pride in Burlington, and getting things done well.

By conducting our business in accordance with our Core Values, we strive to ensure that Burlington provides value for our stockholders and rewarding careers for our employees. We seek to attract and develop the most talented people in retail. Our executive compensation program reflects our Core Values, and promotes the achievement of specific annual and long-term goals by our executive management team, aligning our executives’ interests with those of our stockholders.

This Compensation Discussion and Analysis provides an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided to our principal executive officer, our principal financial officer and our three other most highly compensated executive officers in fiscal 2016. These individuals are referred to collectively as our named executive officers.

The following table identifies our named executive officers, as well as the current positions held by such individuals:

Name	Title
Thomas A. Kingsbury	President, Chief Executive Officer and Chairman

Marc Katz	Chief Financial Officer/Principal

Fred Hand	Chief Customer Officer/Principal

Rick Seeger	Executive Vice President of Merchandising

Jennifer Vecchio	Chief Merchandising Officer/Principal

Effective at the beginning of fiscal 2017, Mr. Seeger became Executive Vice President of Merchandising, reporting to Ms. Vecchio. Although not currently an executive officer, Mr. Seeger served as an executive officer through January 28, 2017, the last day of fiscal 2016. The specific amounts paid or payable to our named executive officers are disclosed in the tables and narrative following this Compensation Discussion and Analysis. The following discussion cross-references tabular and narrative disclosures where appropriate.

Note on Presentation

Prior to our IPO in October 2013, but giving effect to the 11-for-1 split effected in connection with the IPO, we granted equity awards in units of common stock, each unit consisting of 99 shares of Class A common stock and one share of Class L common stock. Immediately prior to the IPO, each outstanding share of our Class A common stock was cancelled, each outstanding share of our Class L common stock was converted into one share of our Class A common stock, effected for the 11-for-1 split, and then reclassified into common stock. Unless otherwise indicated, all share numbers given below give effect to this reclassification.

Fiscal 2016 Business Performance

We continue to focus on the implementation of our three stated long-term growth strategies, which have been reviewed with our Board. These strategies are designed to drive long-term value for our stockholders and maintain a sustainable competitive advantage:

•	Driving Comparable Store Sales Growth

•	Expanding and Enhancing Our Retail Store Base

•	Enhancing Operating Margins

By executing against the initiatives that support these strategies, our business again performed well in fiscal 2016. Highlights of fiscal 2016 compared with fiscal 2015 include the following:

•	We generated total revenues of $5,591.0 million compared with $5,129.8 million in fiscal 2015, a 9.0% increase

•	Net sales increased $467.1 million to $5,566.0 million, or 9.2% (inclusive of a 4.5% comparable store sales increase)

•	We earned net income of $215.9 million compared with net income of $150.5 million, a 43.5% increase

•	Adjusted Net Income increased 33.1% to $232.3 million as compared with $174.6 million last year, or $3.24 per diluted share as compared with $2.31 per diluted share, a 40.3% increase

•	Adjusted EBITDA increased $100.5 million to $584.6 million, a 20.8% increase

•	We opened 25 net new stores

A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial measure (i.e., disclosure regarding how the Company calculates each such measure from its audited financial statements) is contained in the section of our Annual Report on Form 10-K for fiscal 2016 (the “Fiscal 2016 10-K”) entitled “Key Performance Measures.” We define Adjusted Net Income per Share as Adjusted Net Income (as defined on page 54) divided by the number of fully diluted weighted average shares outstanding. Fully diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period. Fully diluted weighted average shares outstanding is equal to basic shares outstanding if the Company is in an Adjusted Net Loss position. In Note 11 (entitled “Net Income Per Share”) to our January 28, 2017 Consolidated Financial Statements, we disclose the calculation of net income per diluted share, the most directly comparable GAAP financial measure to Adjusted Net Income per Share, from our audited financial statements.

As a result of our cash flow from operations and disciplined capital allocation, we were also able to return value to our stockholders during fiscal 2016 through $200 million in share repurchases. Since going public in October 2013 at $17 per share, the price of our common stock has increased significantly. On March 24, 2017, the closing price of our common stock was $94.80 per share. On January 27, 2017, the last trading day of fiscal 2016, the closing price of our common stock was $80.91 per share.

Compensation Philosophy and Objectives

Our overall objective is to have a compensation program that will allow us to attract and retain executive officers of a caliber and level of experience necessary to effectively manage our business and to motivate those executive officers to drive stockholder value, consistent with our Core Values. To achieve that objective, our program is designed to:

•	provide each named executive officer with compensation opportunities that are competitive with the prevailing market, are rooted in a pay-for-performance philosophy and create a strong alignment of executive and stockholder interests;

•	tie a significant portion of each named executive officer’s compensation to our financial performance; and

•	promote and reward the achievement of objectives that will lead to long-term growth in stockholder value.

The Compensation Committee of our Board (the “Committee”) reviews our executive compensation program on an ongoing basis, including our compensation philosophy and objectives.

Pay for Performance

Target Compensation Mix

Our executive pay program provides significant emphasis on variable or “at risk” compensation, each component of which is linked to key drivers of stockholder value creation. “At-risk” compensation is only earned and paid if pre-established performance levels are achieved. By linking pay to our performance, the Committee seeks to align the pay of our named executive officers with the interests of our stockholders.

The chart below shows Mr. Kingsbury’s target annualized compensation mix for fiscal 2016, excluding the grant of restricted stock provided pursuant to the January 2017 amendment of Mr. Kingsbury’s employment agreement (described in further detail below). Equity component targets reflect the reduction in value resulting from Mr. Kingsbury’s pre-IPO equity grant as discussed in further detail under the caption below entitled “Long Term Incentives.” As reflected in the chart, 67% of the total annualized target compensation for Mr. Kingsbury in fiscal 2016 was “at risk.”

The chart below shows the average target annualized compensation mix for fiscal 2016 for our named executive officers other than Mr. Kingsbury. Equity component targets exclude retention awards and reflect the reduction in value resulting from the pre-IPO equity grants to Messrs. Hand and Katz as discussed in further detail under the caption below entitled “Long Term Incentives.” As reflected in the chart, 54% of the average total annualized target compensation for our named executive officers other than Mr. Kingsbury in fiscal 2016 was “at risk.”

CEO Compensation and Cumulative Stockholder Return

The chart below illustrates Mr. Kingsbury’s compensation (as set forth in the Summary Compensation Table) and cumulative return to stockholders from the beginning of fiscal 2014, the first full year following our IPO, through the end of fiscal 2016. The chart illustrates the strong correlation between pay and the performance we are delivering to our stockholders.

*	Total compensation as reported in the Summary Compensation Table
**	Indexed TSR assumes $100 (i.e., 100% starting point) was invested in our common stock on February 3, 2014, the first business day of fiscal 2014

Executive Compensation Highlights

We are proud of our accomplishments in 2016. In addition to our strong financial performance, we took steps to strengthen our long-term executive succession planning. We also took action to further align our executive compensation program with the long-term interests of our stockholders.

Strong Financial Performance

•	The financial component of our Annual Incentive Plan is comprised of Adjusted Net Income per Share, which was $3.24 per diluted share for fiscal 2016, and comparable store sales, which increased 4.5% in fiscal 2016. Each named executive officer received a rating of at least “Meets Expectations” as a result of their job performance in fiscal 2016. Accordingly, each of our named executive officers earned an award under the Annual Incentive Plan for fiscal 2016 equal to 141.7% of such named executive officer’s applicable target award. The payout under our Annual Incentive Plan for fiscal 2016 is described more fully under the caption below entitled “Annual Incentive Awards.”

•	We generated total revenues of $5,591.0 million compared with $5,129.8 million in fiscal 2015, a 9.0% increase, and net sales increased $467.1 million to $5,566.0 million, or 9.2% (inclusive of a 4.5% comparable store sales increase). In addition, we earned net income of $215.9 million compared with net income of $150.5 million, a 43.5% increase, and Adjusted Net Income increased 33.1% to $232.3 million as compared with $174.6 million last year, or $3.24 per diluted share as compared with $2.31 per diluted share, a 40.3% increase. Adjusted EBITDA increased $100.5 million to $584.6 million, a 20.8% increase.

Strengthened Executive Succession Planning

•	The Committee and the Board took several actions to facilitate long-term succession planning and retention. As described above, effective at the beginning of fiscal 2017, Jennifer Vecchio, Marc Katz and Fred Hand were promoted to newly-created leadership positions. Ms. Vecchio is now our Chief Merchandising Officer/Principal, and is responsible for managing our merchandising and planning and allocation organizations. Mr. Katz is now our Chief Financial Officer/Principal, and is responsible for managing our finance, information technology and supply chain organizations. Mr. Hand is now our Chief Customer Officer/Principal, and is responsible for managing our stores, real estate and marketing organizations. In connection with these promotions, the Committee increased the annual base salary, Annual Incentive Plan target and Long Term Incentive Plan target of each executive. The Committee also granted (i) each executive a prorated LTIP grant on January 30, 2017 to reflect each executive’s increased Long Term Incentive Plan target; (ii) 30,000 shares of retention-based restricted common stock to Mr. Katz on January 30, 2017 that vest 100% on January 30, 2021, subject to Mr. Katz’s service through such date; and (iii) 30,000 shares of retention-based restricted common stock to Mr. Hand on June 29, 2016 that vest 100% on May 4, 2020, subject to Mr. Hand’s service through such date. All of these actions are discussed in greater detail below.

Further Alignment of Executive Compensation Program with Stockholder Interests

•	As described above, the Amended Plan contains a number of changes that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including a “fungible share” counting methodology; a prohibition on liberal share counting; a limit on non-employee director awards and compensation; and a prohibition of the payment of dividends before the vesting of the underlying award.

•	During fiscal 2016, we repurchased $200 million of our common stock, continuing a share repurchase program that offsets the dilutive effect of our equity compensation. On November 15, 2016, the Board authorized the repurchase of up to an additional $200 million of common stock.

•	In August 2016, the Board adopted stock ownership guidelines for our non-employee directors to further align the economic interests of our non-employee directors with those of our stockholders. Pursuant to such guidelines, which are further described below under the caption entitled “Stock Ownership Guidelines,” our non-employee directors are expected to own shares of our common stock with a value equal to or exceeding four (4) times the annual cash retainer paid to the non-employee directors.

•	In February 2016, the Committee adopted a compensation recoupment policy, providing that, in the event of a financial restatement or significant financial harm to the Company arising out of willful actions, including without limitation fraud or intentional misconduct, or gross negligence by any officer of the Company, the Committee shall have the discretion and authority to determine the appropriate action to take, which may include requiring relinquishment of previously awarded equity-based compensation and/or repayment of previously paid incentive cash compensation.

Key Features of Our Executive Compensation Program

The Company’s executive compensation program includes key features that align the interests of our named executive officers with our stockholders.

What We Do
Align Pay With Company Financial Performance	✓	The compensation program for our named executive officers aligns pay with actual Company results.

Balance Short-Term and Long-Term Incentives	✓	Our compensation program provides an appropriate balance of short-term and long-term incentives.

Say-on-Pay Frequency	✓	Our Board elected to have our executive compensation program considered by stockholders annually through our say-on-pay vote (see Proposal 3).

Compensation Consultant	✓	The Committee directly engages an independent compensation consultant.

Annual Compensation Risk Assessment	✓	The Committee conducts a risk assessment of our compensation program on an annual basis. Based on that assessment, we have no incentive compensation arrangements for our executive officers that create potential material risk for the Company.

Independent Compensation Committee	✓	The Board has determined that each of the members of the Committee is independent under the criteria established by the NYSE for director independence and meets the additional independence requirements of the NYSE applicable to Committee members.

Chief Executive Officer and Non-Employee Director Stock Ownership Guidelines	✓	We have stock ownership guidelines which provide that our CEO and our non-employee directors should own shares of our common stock valued at a 4x (four times) multiple of his or her annual base salary (for our CEO) or annual cash retainer (for our non-employee directors).

Award Limits	✓	Annual Incentive Plan payouts for our named executive officers are subject to limits on maximum payout.

Compensation Recoupment Policy	✓	We have a compensation recoupment policy which provides that the Committee may require relinquishment of previously awarded equity-based compensation and/or repayment of previously paid incentive cash compensation in the event of a financial restatement or significant financial harm to the Company arising out of willful actions or gross negligence by any officer of the Company.

Regularly Review Share Utilization	✓	Management and the Committee periodically evaluate overhang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

What We Don’t Do
No Excise Tax Gross-Ups	x	In the event of a change in control, none of our named executive officers are entitled to a tax gross-up of any excise taxes imposed.

No Stock Options Granted Below Fair Market Value	x	We do not set the exercise price of stock options at less than 100% of the fair market value of our common stock on the date of grant.

No Repricing Without Stockholder Approval	x	The 2013 Incentive Plan prohibits amendments that would decrease the minimum option price of any stock option or SAR or award any stock option or SAR in replacement of a canceled stock option with a higher exercise price than the replacement award, in either case without stockholder approval.

What We Don’t Do
No Hedging or Pledging of Company Stock	x	Our directors and executive officers are prohibited from engaging in pledging or hedging activities involving Company securities.

No “Single-Trigger” Vesting	x	In the event of a change in control, our grants of stock options (from and after December 2015) and restricted stock vest only upon a “double trigger.”

No Pension Plans or SERPs	x	We do not sponsor any qualified or non-qualified defined benefit plans or supplemental executive retirement plans (SERPs).

No Guaranteed Bonuses or Salary Increases	x	We do not guarantee salary increases or provide guaranteed bonuses to any of our executive officers.

No Change in Control Severance Arrangements	x	We have no severance arrangements specific to a change in control.

No Evergreen Provision or Reload Options in 2013 Incentive Plan	x	The 2013 Incentive Plan does not provide for automatic funding additions during its term nor does it provide for the ability to grant reload options.

Role of Stockholder Say-on-Pay Votes

At our 2016 annual meeting, our stockholders approved, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and narrative discussion. The stockholder advisory vote in favor of named executive officer compensation totaled approximately 99% of all shares voted.

The Committee viewed the results of this vote as demonstrating broad general stockholder support for our executive compensation program as well as the various measures implemented prior to the 2016 annual meeting to further align our executive compensation program with stockholder interests. Based on these results and the Committee’s ongoing review of our compensation practices, the Committee believes that our program has been effective in implementing our compensation philosophy and objectives. Accordingly, the Committee determined not to make any significant changes to our annual executive compensation program for fiscal 2016. Nevertheless, the Committee recognizes that pay practices continue to evolve, and so will continue to refine our executive compensation program in its ongoing effort to ensure that our executive compensation program continues to support long-term stockholder value creation and our company culture.

We view a continuing, constructive dialogue with our long-term stockholders on matters such as executive compensation and corporate governance as important to ensuring that our programs remain aligned with their interests. In 2017, we engaged with a number of our top long-term stockholders, as well as leading proxy advisory services firms, to discuss our executive compensation and corporate governance programs and seek their feedback. Our engagement team comprises leaders from our human resources, investor relations and legal departments. We believe that such meetings ensure that management and the Board are aware of our stockholders’ priorities and equipped to address them effectively.

Leadership Succession and Management Development

The Board and the Committee recognize that retention of highly-qualified leadership talent is critical to our continued strong performance and to successful succession planning. The Committee considers, and reviews with the full Board, succession candidates for senior leadership positions, taking into account demonstrated performance, leadership qualities and potential to take on more complex responsibilities. As part of this process, the Committee considers the potential retention risk regarding incumbent senior executives and the identified succession candidates, the competitive landscape for executive talent, the specific succession planning time horizon for each senior executive position, and the extent of disruption likely to be caused by unplanned attrition. The Board and the Committee are focused on managing the succession process to ensure that leadership succession is appropriately addressed while protecting the interests of our stockholders. The Board believes that it is in the best interests of the Company and its stockholders to stage the succession of its leadership team properly so that the Board is able to undertake a thoughtful and deliberate approach to succession planning and assure an orderly transition to new leadership. More broadly, the Board and the Committee are regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

We operate in a highly competitive industry and, due to our strong performance, our senior executives are recognized as leaders with backgrounds, depth of experience and management skill sets that are attractive to competitors. The Committee believes that these executives have visibility as high-performing leaders and may be presented with other career opportunities from time to time. If the Committee believes it to be necessary, it will take appropriate compensation actions to reinforce succession planning. Such actions are designed to (i) motivate the executive to forego outside career opportunities; (ii) generate value for the recipient only if he or she remains employed by us for the period of time deemed optimal for succession planning purposes; (iii) ensure a smooth transition of senior executives in key leadership positions; and/or (iv) provide for transition periods that will guard against competitive harm to us at the time of a key executive’s departure. The Committee considers succession-related actions within the context of our commitment to align pay and performance.

Succession-Related Actions

The Committee recently took several actions to facilitate long-term succession planning, accommodate our recent and projected growth, and recognize key executives who have made significant contributions to the Company’s success and retention. As described above, effective as of the beginning of fiscal 2017, Ms. Vecchio was promoted to Chief Merchandising Officer/Principal, Mr. Katz was promoted to Chief Financial Officer/Principal and Mr. Hand was promoted to Chief Customer Officer/Principal. In connection with these actions, and to strengthen retention, reward superior past performance and provide increased compensation to reflect the assumption of additional responsibilities, the Committee increased the annual base salary, Annual Incentive Plan target and Long Term Incentive Plan target of each executive. The Committee also granted (i) each executive a prorated LTIP grant on January 30, 2017 to reflect each executive’s increased Long Term Incentive Plan target; (ii) 30,000 shares of retention-based restricted common stock to Mr. Katz on January 30, 2017 that vest 100% on January 30, 2021, subject to Mr. Katz’s service through such date; and (iii) 30,000 shares of retention-based restricted common stock to Mr. Hand on June 29, 2016 that vest 100% on May 4, 2020, subject to Mr. Hand’s service through such date.

The promotions of Ms. Vecchio and Messrs. Katz and Hand were designed to secure our future leadership for the long-term by facilitating the development of a strong line of succession candidates to ensure an orderly CEO transition, an effort which we commenced in 2014. At that time, the most critical point identified by the Board in the succession process was to secure the services of Mr. Kingsbury and assure leadership stability so that we are in a position to achieve an orderly CEO transition. Under the leadership of Mr. Kingsbury, who became our President and Chief Executive Officer in 2008, we have experienced strong sustained performance and consistent growth. We have also delivered significant value to our stockholders. The Board believes that the continued leadership of Mr. Kingsbury is central to our past and future success.

In December 2014, we entered into an amendment to Mr. Kingsbury’s employment agreement, which provides for appropriate incentives to secure his continued employment through July 2019. This employment agreement amendment is more fully described below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Process for Setting Executive Officer Compensation

Role of the Compensation Committee

The Committee is tasked with discharging our Board’s responsibilities related to oversight of the compensation of our named executive officers, including the design and implementation of our executive compensation program, and ensuring that our executive compensation program meets our corporate objectives. Each member of the Committee is independent under the listing standards of the NYSE.

The Committee makes decisions regarding salaries, annual incentive awards and long-term equity incentives for our named executive officers. The Committee is also responsible for reviewing and approving corporate goals and objectives relevant to the compensation of our named executive officers, as well as evaluating the performance of our CEO and, in conjunction with the CEO’s evaluation of our other named executive officers, evaluating performance in light of those goals and objectives. In determining the overall level of executive compensation and establishing the design and mix of its specific elements, the Committee considers various quantitative and qualitative factors, such as Company performance, individual executive performance and responsibilities, market data, competitiveness and peer practices, its experience with the existing compensation program, results of our advisory votes on executive compensation and other stockholder feedback, recruitment, retention and succession planning, contractual obligations, promotions, organizational changes, relocations and transitional roles.

The Committee maintains an annual cycle of executive compensation actions and addresses special actions in connection with management changes; employment agreements and executive benefits; and other Committee charter responsibilities. The Committee reviews and approves elements of compensation for our named executive officers on the schedule below:

By the beginning of the fiscal year	• Review and approve peer group changes (if any) for new fiscal year

By the end of the first fiscal quarter	• Establish award opportunities and goals for Annual Incentive Plan • Grant long-term incentive awards • Approve salary adjustments

After the fiscal year end	• Certify performance results for completed performance cycle for Annual Incentive Plan

Role of Independent Compensation Consultant

The Committee has worked to ascertain best practices in the design of our executive compensation program. In December 2014, the Committee engaged Hay Group as its independent compensation consultant to conduct a competitive assessment of certain elements of our compensation program for our then-current executive vice presidents. The following peer group was utilized in connection with this assessment:

• Ascena Retail Group, Inc. • Big Lots, Inc. • Belk, Inc. • The Bon-Ton Stores, Inc. • Dick’s Sporting Goods, Inc.	• DSW Inc. • Foot Locker, Inc. • The Men’s Wearhouse, Inc. • Ross Stores, Inc.

The Committee’s initial development of long-term incentive targets for our executive vice presidents was informed by this assessment and other compensation considerations.

In November 2015, the Committee again engaged Hay Group as its independent compensation consultant to assist the Committee in the establishment and evaluation of a compensation peer group as more fully discussed below under the caption entitled “Role of Peer Companies and Benchmarking.”

The Committee engaged Korn Ferry Hay Group (“Hay Group”) as its independent compensation consultant in fiscal 2016 to conduct a competitive assessment of the compensation of our executive vice presidents and Mr. Kingsbury. The Committee’s decisions with respect to the compensation adjustments made in connection with the promotions of Ms. Vecchio and Messrs. Katz and Hand, as well as those reflected in the January 2017 amendment of Mr. Kingsbury’s employment agreement, were informed by these assessments and other compensation considerations.

The Committee has sole authority to retain and terminate its consultant as well as to approve the fees and other terms of the engagement of its consultant. The independent consultant reports directly to the Committee. From time to time Hay Group provides retail peer surveys to the Company. In fiscal 2016, the Company paid $2,400 to Hay Group for these surveys. The independent consultant does not assist the Board on director compensation matters.

The Committee has assessed the independence of Hay Group pursuant to SEC and NYSE rules and concluded that its work for the Company does not create a conflict of interest with its service as an independent consultant to the Committee and does not impair Hay Group’s independence. Because of policies and procedures Hay Group has in place (as more fully described below), the Committee is confident that the advice it receives from executive compensation consultants at Hay Group is objective and not influenced by Hay Group’s or its affiliates’ relationships with the Company or its officers. In order to ensure that Hay Group’s compensation consultants will provide independent, unbiased advice, a compensation consultant who is providing advice to the Committee is prohibited from:

•	providing other services to us without the prior approval of the Committee;

•	cross-selling other services to us without the prior approval of the Committee;

•	receiving cash compensation that is based on fees earned by Hay Group for other services provided to us (other than services provided to the Committee) or to management;

•	being the overall client relationship manager when other services are provided by Hay Group; and

•	sharing confidential or proprietary information with other Hay Group employees, unless specifically requested by us and approved by the Committee.

The Committee evaluates the quality and objectivity of the services provided by Hay Group periodically and determines whether to continue to retain Hay Group.

Role of Peer Companies and Benchmarking

In November 2015, in anticipation of setting compensation strategies for fiscal 2016, the Committee engaged Hay Group, as its independent compensation consultant, to assist the Committee in the establishment and evaluation of a compensation peer group.

The peer group developed by the Committee, working with Hay Group, is as follows:

• Abercrombie & Fitch Co. • American Eagle Outfitters, Inc. • Ascena Retail Group, Inc. • Big Lots, Inc. • Chico’s FAS, Inc. • Dick’s Sporting Goods, Inc. • Dillard’s, Inc. • DSW Inc.

•    Foot Locker, Inc.

•    The Men’s Wearhouse, Inc. (now known as Tailored Brands, Inc.)

•    The Michaels Companies, Inc.

•    Ross Stores, Inc.

•    Williams-Sonoma, Inc.

•    ULTA Salon, Cosmetics & Fragrances, Inc.

•    Urban Outfitters, Inc.

The Committee determined that the above group was an appropriate peer group based on criteria that included the following: annual revenues, company performance, industry/business, similar customer demographics and competition for talent. The Committee reviews the companies included in the peer group on an annual basis and may change peer group composition as it deems appropriate. The Committee made no changes to the compensation peer group in 2016.

The Committee believes that an appropriate peer group is a key element of the Company’s compensation program in order to ensure that comparisons to ‘market’ compensation levels are meaningful. The Committee will consider comparative compensation data of the companies in our peer group as a frame of reference in assessing the competitiveness of our executive compensation levels and opportunities, and in determining the individual components of compensation, compensation practices, and the relative proportions of each component of compensation.

Role of Management

Our chief executive officer makes compensation recommendations for executive officers other than himself. These recommendations are based on annual performance reviews completed by the chief executive officer for each executive officer. The Committee considers these performance reviews and recommendations, among other factors, in establishing base salaries and making other compensation decisions for our named executive officers. Our named executive officers do not play a role in their own compensation determinations.

The Committee meets in executive session (without our management directors present) from time to time and invites executive officers to attend other portions of its meetings. In addition, members of our management team keep informed of developments in compensation and benefits matters and participate in the gathering and presentation of data related to these matters as requested by the Committee. Management periodically makes recommendations to the Committee regarding the design and implementation of our executive compensation program.

Internal Pay Relationships

Our compensation philosophy reflects the importance of offering a competitive target compensation package to our named executive officers. The differences in pay between the named executive officers relative to each other as well as the CEO are based on market differences for the particular job, job responsibilities and scope, and adjustments for individual experience and performance, rather than a pre-determined ratio or multiple.

Elements of Our Executive Compensation and Benefits Programs

We provide annual compensation to our named executive officers through a combination of:

•	Base salary;

•	Annual cash incentives;

•	Long-term equity incentives; and

•	Retirement (401(k) Plan), health and welfare benefits, and limited perquisites.

The portion of annual executive compensation devoted to each of the elements of pay is driven by our principles and objectives as well as each named executive officer’s role and strategic value to the organization as further described in the table below. The Committee occasionally grants other types of awards in special circumstances to reward superior past performance or support recruitment, succession planning, and retention objectives.

Element of Pay	Designed to Reward	Alignment with Objectives
Base Salary	• Experience, knowledge in industry, duties and scope of responsibility.	• Provides a minimum, fixed level of cash compensation to attract and retain talented executives who can continue to improve our overall performance.

Annual Cash Incentives

•    Success in achieving or exceeding specific annual performance goals and objectives using metrics approved by the Committee and that they believe are appropriate measures of operational and financial performance.

• Motivates executives to achieve specific performance goals and objectives.

Long-Term Equity Incentives	• Attainment of objectives over time, stockholder value creation and success in long-term growth and development.

•    Motivates executives to achieve
long-term objectives.

•    Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value.

•    Potentially the largest pay component which provides an opportunity for significant compensation enabling us to attract and retain talented executives.

The Committee believes that we can meet the objectives of our executive compensation program by achieving a balance among these elements that is competitive with our industry peers and creates appropriate incentives for our named executive officers. Actual annual compensation levels are a function of both corporate and individual performance as described under each compensation element below. In making compensation determinations, the Committee considers, among other things, the competitiveness of compensation both in terms of individual pay elements and the aggregate compensation package.

Base Salary

Our goal is to provide our named executive officers with base salaries that are appropriate and commensurate with position, experience and performance. Base salaries are reviewed by the Committee annually and at the time of promotion or other change in responsibilities. Generally, in making a determination of whether to make base salary adjustments, the Committee considers the following factors:

•	our success in meeting our strategic operational and financial goals;

•	each named executive officer’s individual performance;

•	experience with us;

•	changes in scope of responsibilities of such named executive officer;

•	competitive market compensation paid by other companies for similar positions; and

•	annual performance reviews completed by the chief executive officer.

In addition, the Committee considers internal pay equity within our organization and, when reviewing the base salaries of our named executive officers, their current aggregate compensation.

Pursuant to the January 2017 amendment of Mr. Kingsbury’s employment agreement, Mr. Kingsbury’s annual base salary was increased to $1,300,000 (from $1,170,283) effective as of January 22, 2017. The Board determined that the compensation adjustments included in the amendment, including the base salary increase, were appropriate in light of our strong sustained performance, consistent growth and delivery of significant stockholder value under Mr. Kingsbury’s leadership.

In connection with their promotions effective at the beginning of fiscal 2017, the Committee reviewed the base salaries of Ms. Vecchio and Messrs. Katz and Hand. After considering benchmarking data and internal pay equity considerations, as well as the desire to retain these executives for the long-term as our top leaders, reward superior past performance and provide increased compensation to reflect the assumption of additional responsibilities, the Committee increased: (i) Ms. Vecchio’s base salary from $681,260 to $775,000; and (ii) Messrs. Katz and Hand’ base salaries from $659,200 to $750,000, in each case effective as of the beginning of fiscal 2017.

The Committee reviewed the base salaries of each of the named executive officers following the end of fiscal 2016 and, pursuant to its review, increased the then-current base salary of Mr. Seeger by 2.5% (from $634,768 to $650,637) effective on or about April 30, 2017. In light of the salary increases received by Ms. Vecchio and Messrs. Kingsbury, Katz and Hand described above, no adjustments were made to the then-current base salary of any of these executives in connection with the Committee’s review.

Annual Incentive Awards

2016 Annual Incentive Plan

Annual incentive awards are an important part of the overall compensation we pay our named executive officers. Unlike base salary, which is fixed, annual incentive awards are paid only if specified performance levels are achieved. The Committee believes that annual incentive awards encourage our named executive officers to focus on specific short-term business and financial goals, without sacrificing our long-term objectives. The Committee recognizes the importance of achieving an appropriate balance between supporting the Company’s objective of rewarding executives for strong performance over the short-term and establishing realistic targets that continue to motivate and retain executives. As a result, our Annual Incentive Plan provides for measurable, rigorous performance targets that are achievable but challenge our executives to drive business results that produce stockholder value.

Under our Annual Incentive Plan, each named executive officer has an annual incentive target expressed as a percentage of his or her base salary in effect at the end of the fiscal year. The annual incentive target, applicable base salary and target award for each of our named executive officers under our 2016 Annual Incentive Plan was as follows:

Named Executive Officer	Annual Incentive Target	Base Salary At End of Fiscal 2016	Target Award
Thomas A. Kingsbury	150%	$1,300,000	1,950,000
Marc Katz	75%	$659,200	494,400
Fred Hand	75%	$659,200	494,400
Rick Seeger	75%	$634,768	476,076
Jennifer Vecchio	75%	$681,260	510,945

In connection with their promotions, the Committee increased the annual incentive targets for Mr. Katz, Mr. Hand and Ms. Vecchio from 75% to 100%, and such increases are effective with respect to our 2017 Annual Incentive Plan.

As described below, each named executive officer’s annual incentive award is based on our financial results (the “Financial Component”) and his or her personal performance (the “Performance Component”). The Committee believes that this methodology closely aligns the named executive officer’s interests with our stockholders’ interests while also rewarding each of the named executive officers for his or her individual performance. The Financial Component under our 2015 Annual Incentive Plan was based on a combination of our Adjusted Net Income results and comparable store sales results. As our performance is predominately measured on the basis of Adjusted Net Income per Share rather than Adjusted Net Income, the Committee in February 2016 approved replacing the Adjusted Net Income portion of the Financial Component with Adjusted Net Income per Share commencing with our 2016 Annual Incentive Plan. The Committee also approved retaining comparable store sales as part of the Financial Component under our 2016 Annual Incentive Plan.

We define comparable store sales as sales of those stores, including online sales, commencing on the first day of the fiscal month one year after the end of their grand opening activities, which normally conclude within the first two months of operations. Adjusted Net Income per Share is defined as Adjusted Net Income (defined as net income for the period plus (i) net favorable lease amortization, (ii) costs related to debt amendments and secondary offering, (iii) stock option modification expense, (iv) loss on the extinguishment of debt, (v) impairment charges, (vi) amounts related to certain litigation, (vii) advisory fees and (viii) other unusual, non-recurring or extraordinary expenses, losses, charges or gains, all of which are tax effected to arrive at Adjusted Net Income) divided by the number of fully diluted weighted average shares outstanding. Fully diluted weighted average shares outstanding starts with basic shares outstanding and adds back any potentially dilutive securities outstanding during the period. Fully diluted weighted average shares outstanding is equal to basic shares outstanding if the Company is in an Adjusted Net Loss position. In Note 11 (entitled “Net Income Per Share”) to our January 28, 2017 Consolidated Financial Statements, we disclose the calculation of net income per diluted share, the most directly comparable GAAP financial measure to Adjusted Net Income per Share, from our audited financial statements. A reconciliation of Adjusted Net Income to the most directly comparable GAAP financial measure (i.e., disclosure regarding how the Company calculates each such measure from its audited financial statements) is contained in the section of our Fiscal 2016 10-K entitled “Key Performance Measures.”

The Committee determined that the Financial Component under our 2016 Annual Incentive Plan will be based 50% on our Adjusted Net Income per Share results and 50% on our comparable store sales results, and the following threshold and target amounts were approved by the Board in February 2016:

Metric	Threshold	Target
Adjusted Net Income per Share	$2.39	$2.72
Comparable Store Sales	greater than 0%	3.94%

In determining each portion of the Financial Component, (i) achievement at the target results in a potential payout at the target level; (ii) if actual results are less than the target but greater than the threshold, each named executive officer would be eligible for an incentive bonus equivalent to a fractional share of his or her target bonus determined by the proportion of the actual results achieved in relation to the target; and (iii) if actual results are greater than the target, each named executive officer would be eligible for his or her target bonus plus an additional bonus payment equivalent to a percentage of every dollar above the target, up to a maximum of 300% of target. With respect to the Performance Component, our named executive officers must receive a rating of at least “Meets Expectations” (meaning that the named executive officer has generally met his or her individual performance objectives for the year) in order to receive a bonus under our Annual Incentive Plan. Accordingly, the Performance Component serves as a threshold achievement level necessary for consideration of a bonus under the Annual Incentive Plan and does not serve to modify amounts payable to our named executive officers. However, where a named executive officer is rated below “Meets Expectations,” no bonus is paid.

Following the conclusion of fiscal 2016, the Committee assessed the Performance Component and the Financial Component. With respect to the Performance Component, each named executive officer received a rating of at least “Meets Expectations.” In making these determinations, the Committee reviewed Mr. Kingsbury’s personal performance in fiscal 2016 and Mr. Kingsbury reviewed personal performance in fiscal 2016 with respect to Messrs. Katz, Hand, and Seeger and Ms. Vecchio in light of pre-established individual objectives. These objectives consisted of matters such as meeting key financial and other business goals (including the achievement of targets relating to sales, gross margin (for Mr. Seeger and Ms. Vecchio) and expense (for Messrs. Katz and Hand)), effectively managing each named executive officer’s business unit or corporate function (including through the development of talent and the leveraging of resources to consistently achieve our business goals), and adherence to our Core Values (as described above).

Our performance in fiscal 2016 with respect to Adjusted Net Income per Share and comparable store sales, the two metrics comprising the Financial Component, was as follows:

Metric	Actual	Percentage of Target	Achievement Percentage
Adjusted Net Income per Share	$3.24	122%	169.1%
Comparable Store Sales	4.5%	114.5%	114.3%

As achievement of the Financial Component is based 50% on our Adjusted Net Income per Share results and 50% on our comparable store sales results, each of our named executive officers earned the following awards under the Annual Incentive Plan for fiscal 2016, equal to 141.7% of such named executive officer’s applicable target award:

Named Executive Officer	Award
Thomas A. Kingsbury	$2,763,150
Marc Katz	$700,565
Fred Hand	$700,565
Rick Seeger	$674,600
Jennifer Vecchio	$724,009

The range of potential payouts under the Annual Incentive Plan for each of our named executive officers is presented below in the Grants of Plan-Based Awards Table. The actual Annual Incentive Plan awards earned by each named executive officer in fiscal 2016 are also reported below in the Summary Compensation Table.

Long-Term Incentives

The Committee believes that long-term incentives are a component of compensation that helps us to attract, retain and motivate our named executive officers. These incentives also align the financial rewards paid to our named executive officers with our long-term performance, thereby encouraging our named executive officers to focus on long-term goals. We formerly granted incentives under our 2006 Incentive Plan, which terminated in April 2016. From and after that date, we have granted incentives under the 2013 Incentive Plan, which was adopted in connection with our IPO. Named executive officers (as well as other key employees and directors) are eligible to receive equity awards, including but not limited to awards of restricted common stock or stock options to purchase our common stock. More details about the stock options and restricted stock granted to our named executive officers are set out in the tables that follow this discussion.

Long-Term Incentive Program

In fiscal 2014, the Committee developed our LTIP whereby certain employees, including our named executive officers, may be eligible to receive a grant of Company equity up to a percentage of their annual base salary (which we refer to as the “equity incentive percentage”) each year. The LTIP is designed to promote achievement of corporate goals, encourage the growth of stockholder value, enable participation in our long-term growth and profitability and serve as an incentive for continued employment. In setting the value of our equity incentive compensation for executives, the Committee’s determinations were informed by the assessment conducted by the Hay Group discussed above and other compensation considerations.

Under the LTIP, each named executive officer has an equity incentive percentage target expressed as a percentage of his or her base salary. The 2016 equity incentive percentage target for each of our named executive officers under our 2016 LTIP was follows:

Named Executive Officer	Equity Incentive Percentage Target
Thomas A. Kingsbury	450%
Marc Katz	175%
Fred Hand	175%
Rick Seeger	150%
Jennifer Vecchio	175%

For LTIP participants with pre-IPO equity grants, the value of the portion of any such grant set to vest during the one-year period beginning on May 1 of each fiscal year historically reduced the amount of the LTIP Award for such fiscal year in accordance with a formula approved by the Committee. Accordingly, the 2016 LTIP Awards granted to each of Messrs. Kingsbury, Katz and Hand were reduced by the value of the portion of each officer’s pre-IPO equity grant set to vest during the one-year period beginning on May 1, 2016. The practical impact of this approach was that LTIP participants with pre-IPO equity grants received significantly smaller annual equity grants than their counterparts in our peer group, or their colleagues at the Company. Accordingly, the Committee further evaluated the methodology used to grant LTIP awards to participants with pre-IPO equity grants and in November 2016 determined that, beginning with LTIP Awards to be granted on or about May 1, 2017, participants with pre-IPO equity grants will be eligible to receive up to 100% of such participant’s LTIP equity incentive percentage target. In the event that LTIP awards continue to be primarily comprised of stock options (or other appreciation or performance based awards), this change in methodology should result in a larger portion of the total annualized target compensation for each named executive officer with pre-IPO equity being “at risk.”

2016 LTIP Awards were granted to our named executive officers on April 8, 2016 and consisted of stock options and restricted stock awards. The Committee designed these components to align the interests of our named executive officers with the interests of our stockholders by providing an incentive to our executives to achieve performance that should have a favorable impact on the value of our common stock. The Committee allocated 75 percent of the 2016 LTIP Award to stock options because they believed that stock price appreciation should be the principal determinant of the economic return received by our executives from equity compensation. As the value is solely tied to an increase in the Company’s stock price, our executives realize value from stock options only if the price of our stock increases and the executives continue to serve through the vesting period. Compared to full-value awards, stock options provide for greater leverage and, therefore, closely align executive incentives with the interests of our stockholders. Stock options also amplify downside risk, as they do not provide any value to the holder if the stock price declines below the exercise price. In addition, stock options generally qualify as performance-based compensation for purposes of the deduction limit of Section 162(m) of the Internal Revenue Code.

The remaining 25 percent of each 2016 LTIP Award was allocated to restricted stock awards with time-based vesting, which the Committee granted to provide a retention incentive for our executives and an incentive to increase stockholder value. The Committee routinely evaluates and considers the type of awards granted under our LTIP and may, in the future, decide that other types of awards are appropriate to provide incentives that promote our goals and objectives.

The Committee approved LTIP Awards made to Ms. Vecchio and Mr. Seeger (each at target), as well as to Messrs. Kingsbury, Katz and Hand (reduced by the value of the portion of each officer’s pre-IPO equity grant, as described above) on April 8, 2016 as follows:

Named Executive Officer	Shares of Restricted Stock	Options
Thomas A. Kingsbury	13,966	96,361
Marc Katz	2,767	19,090
Fred Hand	2,767	19,090
Rick Seeger	4,226	29,156
Jennifer Vecchio	5,185	35,776

In connection with their promotions effective as of the beginning of fiscal 2017, the LTIP equity incentive percentage targets for Ms. Vecchio and Messrs. Katz and Hand were increased to 225%. To reflect these increases, the Committee granted each executive a prorated LTIP grant on January 30, 2017 in the following amounts:

Named Executive Officer	Shares of Restricted Stock	Options
Marc Katz	1,300	8,970
Fred Hand	1,300	8,970
Jennifer Vecchio	1,344	9,269

Each of Ms. Vecchio and Messrs. Katz and Hand remains eligible to receive a full LTIP grant in 2017 at the time LTIP grants are made to other officers of the Company.

Options granted pursuant to an LTIP Award are made at fair market value. In addition,

•	options vest 25% on each of the first, second, third and fourth anniversaries of the grant date;

•	options granted pursuant to an LTIP Award made prior to 2016 become exercisable upon a change in control; options granted pursuant to LTIP Awards made from and after 2016 become exercisable if, within two (2) years following a change in control, the executive’s employment is terminated by us without cause or the executive resigns with good reason; and

•	options will immediately be forfeited upon a termination of employment by us for cause. In the event of termination of employment for any other reason, stock options that have not vested will be forfeited immediately, and unexercised vested options will be exercisable for a period of 60 days.

Shares of restricted stock granted pursuant to an LTIP Award also vest 25% on each of the first, second, third and fourth anniversaries of the grant date. In addition,

•	shares of restricted stock vest only in the event that the executive remains continuously employed by us on each vesting date;

•	all unvested shares of restricted stock will remain unvested following any change in control, provided, however, that 100% of such shares will vest if the executive’s employment is terminated by us without cause or the recipient resigns with good reason (i) following the change in control (in the case of shares of restricted stock granted pursuant to an LTIP Award prior to 2016), or (ii) within two (2) years following the change in control (in the case of shares of restricted stock granted pursuant to an LTIP Award from and after 2016); and

•	all unvested shares of restricted stock will automatically be forfeited (and will not vest) if the executive’s employment with us terminates for any reason (other than as provided above) prior to the vesting date.

The LTIP Awards granted to Mr. Kingsbury are subject to special vesting conditions, which are described below under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Restricted Stock Granted Other Than Pursuant to LTIP Awards

Kingsbury One-Time Grant

Pursuant to the January 2017 amendment to Mr. Kingsbury’s employment agreement, Mr. Kingsbury received a one-time grant of 100,000 shares of restricted common stock (vesting ratably over four years), subject to the special vesting conditions described below under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.” The Board determined that the compensation adjustments included in Mr. Kingsbury’s employment agreement amendment, including the one-time grant of restricted common stock, were appropriate in light of the Company’s strong sustained performance, consistent growth and delivery of significant stockholder value under Mr. Kingsbury’s leadership.

Retention Awards

From time to time, the Committee may award a special equity grant to one or more of our named executive officers and other key leaders in our organization to encourage retention. These awards are provided in the form of restricted common stock that vests after a period of continued service, and are designed to facilitate the development of a strong line of succession candidates for key leadership roles to ensure an orderly transition to the next generation of Company leaders. As described above, the Committee granted 30,000 shares of restricted common stock to (i) Mr. Katz on January 30, 2017 that vest 100% on January 30, 2021, subject to Mr. Katz’s service through such date; and (ii) to Mr. Hand on June 29, 2016 that vest 100% on May 4, 2020, subject to Mr. Hand’s service through such date. The Committee believes that Messrs. Katz and Hand have a key role in the achievement of our short and long-term business objectives, and it determined that these grants were necessary to ensure the continued service of these key executives over the next several years. In addition, these grants were designed to reward superior past performance and provide increased compensation to reflect the assumption of additional responsibilities by Messrs. Katz and Hand. The Committee believes that these grants will further incent Messrs. Katz and Hand to drive long-term stockholder value, as the actual value of these grants to the executive is directly tied to the long-term appreciation of our stock price.

Benefits and Perquisites

Our executive compensation program includes limited perquisites and other benefits, which the Committee reviews for market prevalence.

The perquisites and benefits included in our executive compensation program represent a modest portion of each named executive officer’s total compensation. The cost of these perquisites or other personal benefits is set forth below in the Summary Compensation Table below under the column “All Other Compensation,” and additional detail is set forth in the footnotes following the Summary Compensation Table.

We provide each of our named executive officers with a car allowance. In addition, we maintain broad-based benefits that are provided to all full-time employees, including medical, dental, vision, life and disability insurance. Certain of these benefits require employees to pay a portion of the premium. Except with respect to life insurance (our named executive officers all receive life insurance in an amount equal to three times their annual base salary), these benefits are offered to our named executive officers on the same basis as all other employees. We also maintain a savings plan in which eligible employees (including our named executive officers) who have at least one year of employment with us may participate. The savings plan is a traditional 401(k) plan (with a Roth component), under which we match 100% of the first 3% of the compensation that is deferred and 50% of the next 2% of the compensation that is deferred, up to the Internal Revenue Code limit for each respective year in which the eligible employee participates in the plan.

The Committee believes that the limited perquisites provided to named executive officers are reasonable and consistent with the perquisites that would be available to them at companies with whom we compete for experienced senior management.

Termination-Based Compensation

Severance arrangements applicable to our named executive officers are set forth in each of their respective employment agreements. The Committee believes these arrangements play an important role in protecting our highly competitive business by restricting our executive officers from working for a competitor or soliciting our employees during the specified severance period. Additionally, each named executive officer’s option grant agreement(s) and restricted stock agreement(s) contains terms regarding vesting in connection with the termination of employment and changes in control. The Committee believes that these termination and change in control terms provide our named executive officers with an incentive to act in stockholders’ best interests during a potential change in control despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities.

A detailed discussion of compensation payable upon termination or a change in control is provided below under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Compensation Recoupment Policy and Additional Clawback Features

We maintain a culture that emphasizes integrity and accountability and reinforces our pay-for-performance compensation philosophy. Accordingly, in February 2016, the Committee adopted a compensation recoupment policy, providing that, in the event of a financial restatement or significant financial harm to the Company arising out of willful actions, including without limitation fraud or intentional misconduct, or gross negligence by any officer of the Company, the Committee shall have the discretion and authority to determine the appropriate action to take, which may include requiring relinquishment of previously awarded equity-based compensation and/or repayment of previously paid incentive cash compensation.

In addition to the foregoing policy, select elements of the Company’s executive compensation program provide for the forfeiture or recoupment of compensation in certain events:

•	We provided a one-time sign-on bonus and reimbursement of certain relocation expenses and temporary housing expenses (as well as reimbursement for certain related taxes) to Mr. Seeger. The net after-tax portion of these amounts is subject to clawback in the event employment is terminated voluntarily by the executive (other than for good reason) or for cause by us within eighteen (18) months after the dates on which such amounts are received. In addition, if Mr. Seeger’s employment is terminated voluntarily by him (other than for good reason) or for cause by us prior to October 1, 2017, Mr. Seeger is required to immediately pay to us $2,625,000, such amount representing the grant date value of restricted stock granted to Mr. Seeger in connection with the commencement of his employment that has vested prior to the termination date.

•	All stock options and unvested shares of restricted stock will be immediately forfeited upon any termination of employment by us for cause. In the event of termination of employment for any other reason (except in connection with a change in control), (i) stock options that have not vested will be forfeited immediately and unexercised vested options will be exercisable for a period of 60 days; and (ii) all unvested shares of restricted stock will automatically be forfeited and shall not vest, in each case except in the case of the special vesting conditions applicable to certain awards made to Mr. Kingsbury, as described below.

Stock Ownership Guidelines

As described above, our Chief Executive Officer is subject to stock ownership guidelines, which require ownership of shares of our common stock with a value equal to or exceeding four (4) times his or her then-current base salary. Mr. Kingsbury owns shares with a value significantly in excess of these ownership guidelines.

Prohibition on Hedging and Pledging of Company Stock

The Board considers it inappropriate for directors or executive officers to enter into speculative transactions in Company securities. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including, but not limited to, through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Such hedging and monetization transactions may permit persons to continue to own Company securities obtained through our benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, such persons may no longer have the same objectives as our other stockholders. Moreover, certain short-term or speculative transactions in our securities by directors and corporate personnel create the potential for heightened legal risk and/or the appearance of improper or inappropriate conduct involving our securities.

Under our hedging and pledging policy, our directors and all corporate personnel (including our executive officers), are prohibited from engaging in any hedging or monetization transactions with respect to our securities. Further, directors and corporate personnel may not engage in the following short-term or speculative transactions in our securities that could create heightened legal risk and/or the appearance of improper or inappropriate conduct by such persons:

•	Short Sales. Short sales of our securities (i.e., the sale of a security that the seller does not own) may evidence an expectation on the part of the seller that the securities will decline in value, and therefore have the potential to signal to the market that the seller lacks confidence in our prospects. In addition, short sales may reduce a seller’s incentive to seek to improve our performance. For these reasons, short sales of our securities by our directors and corporate personnel are prohibited under our policy.

•	Publicly-Traded Options. Given the relatively short term of publicly-traded options, transactions in options may cause focus on short-term performance at the expense of our long term objectives. Accordingly, our policy prohibits transactions in put options, call options or other derivative securities related to our securities, on an exchange or in any other organized market.

Margin Accounts and Pledged Securities. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in our securities, directors and corporate personnel are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Tax and Accounting Considerations

The Committee structures our compensation program in a manner that is consistent with our compensation philosophy and objectives. In the course of making decisions about executive compensation, the Committee takes into account tax and accounting considerations. For example, they take into account Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation. They also consider how various elements of compensation will affect our financial reporting. For example, they consider the impact of FASB ASC Topic 718—Stock Compensation, which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any given year with respect to our Chief Executive Officer or any of our next three most highly compensated executive officers (other than our Chief Financial Officer). There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The 2013 Incentive Plan and certain awards made pursuant to that plan, including stock options and cash awards made under our Annual Incentive Plan, are intended to permit such awards to qualify as performance-based compensation to maximize the tax deductibility of these awards.

Under another Section 162(m) exception, certain compensation paid pursuant to a compensation plan in existence before the effective date of our IPO will not be subject to the $1 million limitation until the earliest of: (i) the expiration of the compensation plan, (ii) a material modification of the compensation plan (as determined under Section 162(m)), (iii) the issuance of all the employer stock and other compensation allocated under the compensation plan, or (iv) the Annual Meeting. As described in detail above in Proposal 4, we are seeking stockholder approval of the Amended Plan at the Annual Meeting to have the flexibility to grant qualified performance-based awards. At such time as we are subject to the deduction limitations of Section 162(m), we expect that the Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions. However, the Committee may authorize compensation payments that are not exempt under Section 162(m) when it believes such payments are appropriate to attract or retain talent.

While it is the general intention of the Committee to design the components of our executive compensation program in a manner that is tax efficient for both us and our named executive officers, there can be no assurance that they will always approve compensation that is advantageous for us from a tax perspective.

Report of the Compensation Committee

We, the Compensation Committee of the Board of Directors of Burlington Stores, Inc., have reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management and, based on such review and discussions, recommended to the Board of Directors that the “Compensation Discussion and Analysis” set forth above be included in this proxy statement.

Compensation Committee of the Board of Directors:

Jordan Hitch, Chairman

John J. Mahoney

William McNamara

Paul J. Sullivan

The preceding Compensation Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

Compensation Committee Interlocks and Insider Participation

Messrs. Hitch, Mahoney, McNamara and Sullivan, as well as Josh Bekenstein, served during fiscal 2016, and each director other than Mr. Bekenstein continues to currently serve, on the Committee. None of these individuals (i) have ever been an officer or an employee of ours, nor (ii) except as otherwise set forth below under the caption entitled “Certain Relationships and Related Party Transactions,” have any relationship that is required to be disclosed pursuant to the rules of the SEC. In addition, none of our executive officers serve (or served at any time during fiscal 2016) as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

Compensation-Related Risk

In accordance with applicable disclosure requirements, to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on us, we are required to discuss those policies and practices for compensating our employees as they relate to our risk management practices and the possibility of incentivizing risk-taking. The Committee has evaluated the policies and practices of compensating our employees and, based on such evaluation, has determined that the risks arising from our policies and practices are not reasonably likely to have a material adverse effect on us. In reaching that conclusion, management and the Committee evaluated key elements of our compensation policies and practices against the following factors:

•	Our compensation mix creates a balance between short-term results and long-term sustainable performance. Although a large portion of pay is variable, incentive compensation is weighted towards long-term components.

•	Our Annual Incentive Plan includes multiple performance metrics that are closely aligned with strategic business goals. Adjusted Net Income per Share and comparable store sales targets are reviewed and approved by the Board in connection with the annual budget process and are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business. Further, payment under our Annual Incentive Plan occurs only to the extent personal performance is satisfactory.

•	The maximum amount payable with respect to the financial metric components of the Annual Incentive Plan is limited to 300% of target.

•	Stock option and restricted stock grants made to our employees generally do not vest fully for four years. This longer vesting period discourages unnecessary or excessive risk taking. Additionally, our insider trading policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

•	Because incentive compensation has a large stock component, the value is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines for our Chief Executive Officer and non-employee directors, which expose the Chief Executive Officer and non-employee directors to the loss of the value of the retained equity if stock appreciation is jeopardized.

•	We maintain a compensation recoupment policy which provides that the Committee may require relinquishment of previously awarded equity-based compensation and/or repayment of previously paid incentive cash compensation in the event of a financial restatement or significant financial harm to us arising out of willful actions or gross negligence by any officer.

•	The Committee has established a compensation peer group designed to ensure that comparisons to ‘market’ compensation levels are meaningful and that compensation programs are consistent with industry practice.

•	We have a rigorous system of internal controls designed to prevent fraud, deterring individual employees from creating adverse material risk in pursuit of short- or long-term compensation.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(7)	Total ($)
Thomas A. Kingsbury,	2016	1,164,257	—		9,079,264	2,024,545	2,763,150	47,819	15,079,035
Chairman, President and Chief Executive Officer	2015	1,109,102	—		697,276	1,848,795	1,558,068	69,417	5,282,658
	2014	1,071,203	225,000	(4)	6,988,500	—	2,194,043	76,201	10,554,947

Marc Katz,	2016	654,400	—		151,023	401,081	700,565	37,819	1,944,888
Chief Financial Officer/Principal	2015	626,212	—		144,460	382,988	438,816	67,690	1,660,166
	2014	529,930	—		492,900	—	762,914	57,872	1,843,616

Fred Hand,	2016	654,400	—		2,049,723	401,081	700,565	37,819	3,843,588
Chief Customer Officer/Principal	2015	626,212	—		664,660	382,988	438,816	59,855	2,172,531
	2014	565,941	—		—	—	762,914	44,564	1,373,419

Rick Seeger,	2016	629,826	—		230,655	612,568	674,600	37,819	2,185,468
Executive Vice President of Merchandising	2015	601,211	—		62,268	165,097	421,675	289,868	1,540,119
	2014	23,077	292,000	(5)	3,500,033	—	—	10,120	3,825,230

Jennifer Vecchio,	2016	677,195	—		282,997	751,654	724,009	27,219	2,463,074
Chief Merchandising Officer/Principal	2015	476,212	100,000	(6)	2,449,399	739,950	331,947	252,132	4,349,640

(1)	Represents the aggregate grant date fair value of awards of restricted shares of our common stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, and are based on a number of key assumptions described in Note 12 (entitled “Stock-Based Compensation”) to our January 28, 2017 Consolidated Financial Statements. The vesting terms and conditions of restricted stock awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(2)	Represents the aggregate grant date fair value of awards of options to purchase shares of our common stock. The amounts shown were calculated in accordance with FASB ASC Topic 718, and are based on a number of key assumptions described in Note 12 (entitled “Stock-Based Compensation”) to our January 28, 2017 Consolidated Financial Statements. The amount of compensation, if any, actually realized by a named executive officer from the exercise and sale of vested options will depend on numerous factors, including the continued employment of the named executive officer during the vesting period of the award and the amount by which the share price on the day of exercise and sale exceeds the option exercise price. The vesting terms and conditions of option awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(3)	Represents awards earned under the Annual Incentive Plan.
(4)	Represents an annual cash award paid to Mr. Kingsbury pursuant to the terms of the amendment to his employment agreement entered into in December 2014, which was removed prospectively in a further amendment to his employment agreement in May 2015.
(5)	Represents a one-time sign-on bonus of $200,000 and a make-whole bonus equal to $92,000, each paid pursuant to the terms of Mr. Seeger’s employment agreement.
(6)	Represents a one-time sign-on bonus pursuant to the terms of Ms. Vecchio’s employment agreement.
(7)	The amounts reported in this column for fiscal 2016 represent the following:

Name	Company Matching 401(k) Contributions ($)	Automobile Allowance ($)(a)	Life Insurance Premiums ($)(b)	Total ($)
Thomas A. Kingsbury	10,600	35,000	2,219	47,819
Marc Katz	10,600	25,000	2,219	37,819
Fred Hand	10,600	25,000	2,219	37,819
Rick Seeger	10,600	25,000	2,219	37,819
Jennifer Vecchio	—	25,000	2,219	27,219

(a)	Represents the dollar value of each named executive officer’s annual automobile allowance.
(b)	Represents the dollar value of life insurance premiums that we paid for the benefit of each named executive officer.

Grants of Plan-Based Awards

The following table sets forth information regarding our grants of plan-based awards to our named executive officers during fiscal 2016:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)
Thomas A. Kingsbury	—	—		3,705	1,950,000	5,850,000	—	—	—	—
	4/8/2016	12/8/14	(3)	—	—	—	13,966	—	—	762,264
	4/8/2016	12/8/14	(3)	—	—	—	—	96,361	$54.58	2,024,545
	1/23/17	1/13/17		—	—	—	100,000	—	—	8,317,000
Marc Katz	—	—		939	494,400	1,483,200	—	—	—	—
	4/8/2016	3/10/16		—	—	—	2,767	—	—	151,023
	4/8/2016	3/10/16		—	—	—	—	19,090	$54.58	401,081
Fred Hand	—	—		939	494,400	1,483,200	—	—	—	—
	4/8/2016	3/10/16		—	—	—	2,767	—	—	151,023
	4/8/2016	3/10/16		—	—	—	—	19,090	$54.58	401,081
	6/29/2016	5/20/16		—	—	—	30,000	—	—	1,898,700
Rick Seeger	—	—		904	476,076	1,428,228	—	—	—	—
	4/8/2016	3/10/16		—	—	—	4,226	—	—	230,655
	4/8/2016	3/10/16		—	—	—	—	29,156	$54.58	612,568
Jennifer Vecchio	—	—		971	510,945	1,532,835	—	—	—	—
	4/8/2016	3/10/16		—	—	—	5,185	—	—	282,997
	4/8/2016	3/10/16		—	—	—	—	35,776	$54.58	751,654

(1)	The target payments represent the amounts that each named executive officer would have been eligible to receive under our Annual Incentive Plan for fiscal 2016 in the event that the named executive officer “Meets Expectations” pursuant to the Performance Component and we attained both the predetermined target Adjusted Net Income per share and the predetermined comparable store sales results target under the Financial Component. The threshold payments represent the amounts that each named executive officer would have been eligible to receive under our Annual Incentive Plan for fiscal 2016 in the event that the named executive officer “Meets Expectations” pursuant to the Performance Component, we did not attain the predetermined Adjusted Net Income per Share threshold, and our comparable store sales increased 0.01% for fiscal 2016. Payment under our Annual Incentive Plan begins in the event that our comparable store sales are greater than 0%. The maximum amount payable with respect to the financial metric components of our Annual Incentive Plan is limited to 300% of target. Amounts actually paid to each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For additional information regarding the Annual Incentive Plan, please refer to the section above entitled “Annual Incentive Awards.”
(2)	Represents the aggregate grant date fair value of awards of options to purchase shares of our common stock and restricted shares of our common stock, all made pursuant to the 2006 Incentive Plan with the exception of the grants of restricted shares to Messrs. Hand and Kingsbury on June 29, 2016 and January 23, 2017, respectively, which were made pursuant to the 2013 Incentive Plan. The amounts shown were calculated in accordance with FASB ASC Topic 718, and are based on a number of key assumptions described in Note 12 (entitled “Stock-Based Compensation”) to our January 28, 2017 Consolidated Financial Statements. The vesting terms and conditions of restricted stock awards to our named executive officers are described below under the table entitled “Outstanding Equity Awards at Fiscal Year-End.”
(3)	The December 2014 amendment (as that term is defined below) provides for the LTIP awards made to Mr. Kingsbury on April 8, 2016. The December 2014 amendment was approved by our Board on December 8, 2014.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have written employment agreements with each of our named executive officers that provide for, among other things, the payment of base salary, reimbursement of certain costs and expenses, and for each named executive officer’s participation in our Annual Incentive Plan and employee benefit plans.

•	On January 28, 2008, we entered into an employment agreement with Mr. Hand which, as amended, provides for a minimum base salary of $500,000 and may terminate any year on February 11, upon our giving Mr. Hand 90 days’ notice.

•	On June 26, 2008, we entered into an employment agreement with Mr. Katz which, as amended, provides for a minimum base salary of $400,000 and may terminate any year on July 9, upon our giving Mr. Katz 90 days’ notice.

•	On December 2, 2008, we entered into an employment agreement with Mr. Kingsbury which, as amended, provides for a minimum base salary of $1,300,000 and does not contain a fixed expiration date.

•	On May 11, 2015, we entered into an employment agreement with Ms. Vecchio which provides for a minimum base salary of $650,000 and may terminate any year on May 11, upon our giving Ms. Vecchio 90 days’ notice. Ms. Vecchio’s employment agreement was amended and restated on July 28, 2015.

•	On November 7, 2014, we entered into an employment agreement with Mr. Seeger which provides for a minimum base salary of $600,000 and may terminate any year on January 19, upon our giving Mr. Seeger 90 days’ notice.

As further discussed above under the section entitled “Leadership Succession and Management Development,” we entered into an amendment to Mr. Kingsbury’s employment agreement in December 2014 (the “December 2014 amendment”). Pursuant to the December 2014 amendment (as subsequently modified by amendments to Mr. Kingsbury’s employment agreement in 2015),

•	Mr. Kingsbury will be entitled to receive a long-term equity award during each of May 2015, 2016, 2017, 2018 and 2019 (each, an “LTIP Award”) that will, in each case, be equal to the difference between (i) 450% of his base salary minus (ii) the Excess Value (defined as the product of A x B, where “A” equals the number of options granted pursuant to Mr. Kingsbury’s Non-Qualified Stock Option Agreement dated as of June 17, 2013 (the “Options”) that will vest in the ordinary course during the 12- month period following the applicable LTIP Award grant date, and “B” equals (x) $28.00 minus (y) the per share exercise price of the Options as determined at the time of vesting). The form of, and terms and conditions applicable to, each LTIP Award will be substantially similar to that of long-term equity awards made to the Company’s senior executives for the applicable year; provided that, in addition to the ordinary vesting terms provided therein, (i) 100% of each LTIP Award will vest if Mr. Kingsbury’s employment is terminated due to death, and (ii) a pro rata portion of the portion of each LTIP Award that would vest on the next regular vesting date for such LTIP Award will vest if Mr. Kingsbury’s employment is terminated by us for a reason other than cause, by Mr. Kingsbury for good reason or due to his disability (the “Special Vesting Conditions”).

•	Mr. Kingsbury received a one-time grant of 150,000 shares of restricted stock on December 15, 2014 that will vest on July 1, 2019, subject to Mr. Kingsbury’s employment through such date; provided, that: (A) if Mr. Kingsbury’s employment is terminated (i) by us for a reason other than for cause, (ii) by Mr. Kingsbury for good reason or (iii) due to his disability, the shares of restricted stock will vest on a pro rata basis calculated in accordance with the formula contained in the December 2014 amendment; provided that if any such termination occurs following a change in control, 100% of the shares of restricted stock will immediately vest; and (B) if Mr. Kingsbury’s employment is terminated due to his death, 100% of the shares of restricted stock will immediately vest.

•	Beginning in 2014, Mr. Kingsbury also became eligible to receive a cash award of $225,000 on December 15 of each year in which he remained employed by us on such date. In May 2015, however, Mr. Kingsbury’s employment agreement was further amended to remove these annual cash awards prospectively and increase Mr. Kingsbury’s annual incentive target under our Annual Incentive Plan from 125% to 150%. The effect was to generally retain Mr. Kingsbury’s total target compensation while increasing the portion that is directly tied to performance. The Committee separately determined that the initial cash award paid to Mr. Kingsbury on December 15, 2014 was appropriate in light of our performance in fiscal 2014.

•	Upon a termination without cause or for good reason, Mr. Kingsbury’s severance pay and benefits period were extended from two years to three years following such termination.

•	Upon Mr. Kingsbury’s Retirement (as defined in the amendment to mean voluntary termination of employment on or after July 1, 2019, provided that Mr. Kingsbury provides us with 180 days’ written notice prior to such retirement), and provided that Mr. Kingsbury makes himself reasonably available to consult with the Company for up to ten days per quarter during the one-year period thereafter (the “Consulting Period”), (i) any outstanding incentive equity granted by the Company to Mr. Kingsbury that was unvested as of such Retirement shall continue to vest through the end of the Consulting Period; (ii) any outstanding incentive equity granted by the Company to Mr. Kingsbury that remains unvested as of the end of such Consulting Period shall vest at the conclusion of such Consulting Period; and (iii) the exercise period of any options granted by the Company to Mr. Kingsbury shall be extended until the second anniversary of the later of (x) such Retirement and (y) the date such options vest; provided, that such exercise periods shall not be extended beyond the original term of the option agreement.

We entered into a further amendment to Mr. Kingsbury’s employment agreement in January 2017 (the “January 2017 amendment”), pursuant to which (i) Mr. Kingsbury’s annual base salary was increased to $1,300,000 (from $1,170,283) effective January 22, 2017; (ii) Mr. Kingsbury received a one-time grant of 100,000 shares of restricted common stock of the Company (vesting ratably over four years) on January 23, 2017, subject to the Special Vesting Conditions; and (iii) the value of the annual LTIP award to be made to Mr. Kingsbury in each of 2017, 2018 and 2019 will not be reduced by the Excess Value. The Board determined that these compensation adjustments were appropriate in light of our strong sustained performance, consistent growth and delivery of significant stockholder value under the leadership of Mr. Kingsbury, who has served as our President and Chief Executive Officer since 2008.

Our employment agreements also restrict each named executive officer’s ability to engage in or perform any activities that are competitive with our business or to solicit our employees away from our service while we employ the executive and for a period of one to two years thereafter. Additionally, we have written agreements with our named executive officers pursuant to which we have granted them shares of restricted stock and options to purchase shares under our 2006 Incentive Plan or our 2013 Incentive Plan. For additional information regarding such grants, please refer to the section above entitled “Long-Term Incentives.”

In addition, each employment agreement specifies payments and benefits that would be due to such named executive officer upon the termination of his or her employment with us. For additional information regarding amounts payable upon termination to each of our named executive officers, see the discussion below under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the outstanding stock options and shares of unvested restricted stock held by each named executive officer as of January 28, 2017:

		Option Awards						Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable		Number of Shares Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares That Have Not Vested (#)(2)		Market Value of Shares of Stock That Have Not Vested ($)(3)
Thomas A. Kingsbury	6/17/2013	176,000	(4)	264,000	(4)	4.55	6/17/2023	—		—
	12/15/2014	—		—		—	—	150,000	(5)	12,136,500
	5/1/2015	—		—		—	—	10,053		813,388
	5/1/2015	23,121		69,365		52.02	5/1/2025	—		—
	4/8/2016	—		—		—	—	13,966		1,129,989
	4/8/2016	—		96,361		54.58	4/8/2026	—		—
	1/23/2017	—		—		—	—	100,000		8,091,000
Marc Katz	6/20/2013	4,000	(4)	66,000	(4)	4.55	6/20/2023	—		—
	1/12/2015	—		—		—	—	10,000	(6)	809,100
	5/1/2015	—		—		—	—	2,083		168,536
	5/1/2015	4,789		14,370		52.02	5/1/2025	—		—
	4/8/2016	—		—		—	—	2,767		223,878
	4/8/2016	—		19,090		54.58	4/8/2026	—		—
Fred Hand	6/17/2013	—		66,000	(4)	4.55	6/17/2023	—		—
	5/1/2015	—		—		—	—	10,000	(7)	809,100
	5/1/2015	—		—		—	—	2,083		168,536
	5/1/2015	4,789		14,370		52.02	5/1/2025	—		—
	4/8/2016	—		—		—	—	2,767		223,878
	4/8/2016	—		19,090		54.58	4/8/2026	—		—
	6/29/2016	—		—		—	—	30,000	(8)	2,427,300
Rick Seeger	1/20/2015	—		—		—	—	17,539	(9)	1,419,080
	5/1/2015	—		—		—	—	898		72,657
	5/1/2015	—		6,195		52.02	5/1/2025	—		—
	4/8/2016	—		—		—	—	4,226		341,926
	4/8/2016	—		29,156		54.58	4/8/2026	—		—
Jennifer Vecchio	5/11/2015	—		—		—	—	4,024		325,582
	5/11/2015	9,254		27,762		53.01	5/11/2025	—		—
	11/11/2015	—		—		—	—	37,500		3,034,125
	4/8/2016	—		—		—	—	5,185		419,518
	4/8/2016	—		35,776		54.58	4/8/2026	—		—

(1)	Unless otherwise noted, all options (other than Special One-Time Grants) (i) vest one-quarter on each of the first four anniversaries of the grant date; (ii) granted prior to 2016 become exercisable upon a change in control; (iii) granted from and after 2016 become exercisable if, within two years following a change in control, the executive’s employment is terminated by us without cause or the executive resigns with good reason; (iv) will immediately be forfeited upon a termination of employment by us for cause; and (v) that have not vested will be forfeited immediately, and unexercised vested options will be exercisable for a period of 60 days, in the event of termination of employment for any other reason. Mr. Kingsbury’s Special One-Time Grant agreement provides a formula for calculating a number of options which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or Mr. Kingsbury resigns with good reason. All other options granted to Mr. Kingsbury are subject to the Special Vesting Conditions.
(2)	Unless otherwise noted, (i) all restricted stock grant awards vest one-quarter on each of the first four anniversaries of the grant date; (ii) shares of restricted stock vest only in the event that the recipient remains continuously employed by us on each vesting date; and (iii) all unvested shares of restricted stock will vest if the executive’s employment is terminated by us without cause or the recipient resigns with good reason (a) following a change in control (in the case of shares of restricted stock granted prior to 2016), or (b) within two years following a change in control (in the case of shares of restricted stock granted from and after 2016). Except as otherwise noted, each of Mr. Kingsbury’s restricted stock grants are subject to the Special Vesting Conditions.
(3)	The amounts set forth in this column represent the market value of the unvested shares of restricted stock held by the named executive officer using a market price of $80.91 per share, which was the closing price of our common stock on January 27, 2017 (the last business day of fiscal 2016), as reported by the NYSE.

(4)	Special One-Time Grant which vests over a five-year period commencing on the Trigger Date, which is the day after the vesting of all other options held by grantee which were granted to such grantee prior to May 2013 and remain outstanding and unvested as of the date of the Special One-Time Grant, according to the following schedule: 20% on each of the first five anniversaries of the Trigger Date. The vesting of Special One-Time Grants will not be accelerated in the event of a change in control, provided, however, that in the event that within two years after a change in control, the grantee’s employment is terminated without cause or the grantee resigns with good reason, then an incremental 20% of the Special One-Time Grants shall be deemed vested as of the date of termination of grantee’s employment, but in no event more than the total number of Special One-Time Grants granted to such grantee.
(5)	Provided that he remains continuously employed by us on such date, 100% of Mr. Kingsbury’s shares of restricted stock will vest on July 1, 2019; provided, that: (i) if Mr. Kingsbury’s employment is terminated (a) by us for a reason other than for cause, (b) by Mr. Kingsbury for good reason or (c) due to his disability, the shares of restricted stock will vest on a pro rata basis calculated in accordance with the formula contained in the December 2014 amendment; provided that if any such termination occurs following a change in control, 100% of the shares of restricted stock will immediately vest; and (ii) if Mr. Kingsbury’s employment is terminated due to his death, 100% of the shares of restricted stock will immediately vest.
(6)	Provided that he remains continuously employed by us on such date, 100% of Mr. Katz’s shares of restricted stock will vest on January 12, 2018.
(7)	Provided that he remains continuously employed by us on such date, 100% of Mr. Hand’s shares of restricted stock will vest on May 1, 2018.
(8)	Provided that he remains continuously employed by us on such date, 100% of Mr. Hand’s shares of restricted stock will vest on May 4, 2020.
(9)	Provided that he remains continuously employed by us on such date, 100% of Mr. Seeger’s shares of restricted stock will vest on October 1, 2017.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by our named executive officers, and the vesting of our named executive officers’ restricted stock, during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Thomas A. Kingsbury	—	—	3,351	193,453
Marc Katz	18,000	1,436,181	694	40,065
Fred Hand	22,000	1,302,847	694	40,065
Rick Seeger	2,064	17,665	17,837	1,409,778
Jennifer Vecchio	—	—	13,841	981,752

(1)	Represents the difference between the weighted average selling price and the exercise price, multiplied by the number of shares acquired on exercise.
(2)	Represents the closing price of our common stock on the vesting date, which was (i) $53.04 in the case of 1,341 of Ms. Vecchio’s shares that vested on May 11, 2016; (ii) $72.85 in the case of 12,500 of Ms. Vecchio’s shares that vested on November 11, 2016; (iii) $79.40 in the case of 17,538 of Mr. Seeger’s shares that vested on October 3, 2016; and (iv) $57.73 in the case of all other shares, which vested on May 2, 2016, multiplied in each case by the number of restricted shares vesting. The following amounts of restricted shares were forfeited to cover withholding tax obligations due upon vesting: Mr. Kingsbury - 1,564; Mr. Katz - 238; Mr. Hand - 211; Mr. Seeger - 6,987; and Ms. Vecchio - 6,251.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change in Control

The following is a discussion of payments and benefits that would be due to each of our named executive officers upon the termination of his or her employment with us, including termination in connection with a change in control. The amounts in the table below assume that each termination was effective as of January 27, 2017, the last business day of fiscal 2016, and are merely illustrative of the impact of a hypothetical termination of each executive’s employment. The amounts to be payable upon an actual termination of employment can only be determined at the time of such termination based on the facts and circumstances then prevailing.

Employment Agreements

We maintain employment agreements with each of our named executive officers that provide certain benefits upon termination of employment.

Termination Without Cause or for Good Reason

Each named executive officer’s employment agreement provides that he or she will be entitled to receive the following in the event that (i) his or her employment is terminated by us without “cause” or by him or her for “good reason” (as those terms are defined below), or (ii) other than Mr. Kingsbury, the term of his or her employment expires on the expiration date specified in his or her agreement:

•	all previously earned and accrued but unpaid base salary and vacation and unpaid business expenses up to the date of such termination or expiration;

•	with respect to Messrs. Kingsbury, Katz and Hand, a pro-rated portion of the then-current year’s annual target performance bonus under the Annual Incentive Plan through the date of termination or expiration, based on actual results (the “Annual Incentive Payment”);

•	severance pay (the “Severance Payment”) in the full amount of his or her base salary at the time of termination or expiration from the date of termination or expiration, as applicable, through the period ending on the first anniversary of the date of termination or expiration (in Mr. Kingsbury’s case, the third anniversary of the date of termination); and

•	full continuation (“Benefits Continuation”) of (i) health, disability and life insurance benefits during the one-year period commencing on the date of termination (in Mr. Kingsbury’s case, a three year period commencing on the date of termination) with respect to Messrs. Kingsbury, Hand and Katz, provided that to the extent any of those benefits cannot be provided by us during the applicable period, we will provide the executive with a sum of money calculated to permit him to obtain the same benefits individually, as well as reimbursement for related taxes so that he remains whole; and (ii) health insurance benefits during the one-year period commencing on the date of termination with respect to Ms. Vecchio and Mr. Seeger, but only to the extent such medical insurance benefit was previously elected by the executive and in effect immediately prior to the date of termination, and can be provided under our medical insurance plan during such period, provided that to the extent such benefits cannot be provided by us during such period, we will provide the executive with a sum of money calculated to permit the executive to obtain the same benefits individually, as well as reimbursement for related taxes so that the executive remains whole.

Except as otherwise stated, such payments will be made by us in regular installments in accordance with our general payroll practices. All amounts payable as compensation are subject to all customary withholding, payroll and other taxes.

If, during the period when either Ms. Vecchio or Mr. Seeger is receiving Severance Payment or Benefits Continuation, he or she receives compensation from any source for services which are substantially similar to services provided under his or her employment agreement with us or accepts employment with a third party,

(i) his or her Severance Payment will be reduced by the amount of any compensation received by him or her from such third party or new employer in respect of any services to be provided during the period prior to the first anniversary of termination or expiration, and (ii) Benefits Continuation will immediately cease on the earlier of the date he or she is first entitled to receive medical insurance benefits from his or her new employer or the first anniversary of the date of termination or expiration. Mr. Kingsbury’s rights to receive Benefits Continuation will cease at such time as he is eligible to be covered under the hospital, health, disability, medical or life insurance benefits, as applicable, of any subsequent employer.

Each named executive officer shall be entitled to receive the Annual Incentive Payment, Severance Payment and Benefits Continuation, as applicable, only in the event that he or she:

•	executes a release of claims in respect of his or her employment with us; and

•	has not breached, as of the date of termination or at any time during the period for which such payments or services are to be made, certain restrictive covenants (“Restrictive Covenants”) contained in his or her employment agreement regarding (i) confidentiality, (ii) intellectual property rights, and (iii) non-competition and non-solicitation (each of which extend for a period of one year (or two years, in the case of Mr. Kingsbury) following termination of employment).

Our obligation to make such payments or provide such services will terminate upon the occurrence of any such breach during such period.

For purposes of each named executive officer’s employment agreement,

•	“cause” means the named executive officer (i) is convicted of a felony or other crime involving dishonesty towards us or material misuse of our property; (ii) engages in willful misconduct or fraud with respect to us or any of our customers or suppliers or an intentional act of dishonesty or disloyalty in the course of his or her employment; (iii) refuses to perform his or her material obligations under his or her employment agreement which failure is not cured after written notice to him or her; (iv) misappropriates one or more of our material assets or business opportunities; or (v) breaches a Restrictive Covenant which breach, if capable of being cured, is not cured within 10 days of written notice to him or her; and

•	“good reason” means the occurrence of any of the following events without the written consent of the named executive officer: (i) a material diminution of his or her duties or the assignment to him or her of duties that are inconsistent in any substantial respect with the position, authority or responsibilities associated with his or her position; (ii) our requiring him or her to be based at a location which is 50 or more miles from his or her principal office location on the date he or she commences employment with us; or (iii) a material breach by us of our obligations pursuant to his or her employment agreement (which breach goes uncured after notice and a reasonable opportunity to cure). No such condition is deemed to be “good reason” unless (i) we are notified within 30 days of the initial existence of such condition (or 60 days with respect to Mr. Seeger) and are provided with a period of at least 30 days from the date of notice to remedy the condition, and (ii) (a) with respect to each named executive officer other than Mr. Kingsbury, within 10 days after the expiration of such period (but in no event later than 120 days after the initial existence of the condition), the named executive officer actually terminates his or her employment with us by providing written notice of resignation for our failure to remedy the condition; or (b) with respect to Mr. Kingsbury, at any time during the period commencing 10 days after the expiration of such period and ending 180 days after Mr. Kingsbury’s knowledge of the initial existence of the condition (but in all events within two years after the initial existence of said condition), Mr. Kingsbury actually terminates his employment with us by providing written notice of resignation for our failure to remedy the condition.

Termination for Any Other Reason

In the event that he or she is terminated for any other reason, including as a result of his or her death, disability, voluntary resignation for other than good reason (except in the event of Mr. Kingsbury’s Retirement) or by resolution of our Board of Directors for cause, each named executive officer’s employment agreement provides that he or she shall be entitled to receive only all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination. A discussion of the benefits to be received by Mr. Kingsbury in connection with his Retirement is included above under the caption entitled “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Change-in-Control

None of our named executive officers are entitled to receive any payments upon a change-in-control pursuant to the terms of his or her employment agreement.

Option and Restricted Stock Agreements

The terms of the option agreements and restricted stock agreements with each of our named executive officers include certain provisions regarding vesting upon a change in control and, in the case of Mr. Kingsbury, termination of employment. Such provisions are discussed in the table below and above under the captions entitled “Long Term Incentives,” “Outstanding Equity Awards at Fiscal Year-End” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

	Termination Without Cause or for Good Reason or Expiration of Employment Agreement					Termination for Any Other Reason ($)(5)	Option Acceleration Upon Change of Control or Death ($)(6)	Restricted Stock Acceleration Upon Change of Control or Death ($)(7)
Name	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Health Insurance Continuation ($)(3)	Life and Disability Insurance Continuation ($)(3)	Option and Restricted Stock Acceleration ($)(4)
Thomas A. Kingsbury	3,900,000	2,763,150	9,976	6,394	12,132,429	—	16,300,580	22,170,877
Marc Katz	659,200	700,565	9,013	4,483	—	—	2,597,709	1,201,514
Fred Hand	659,200	700,565	10,043	4,483	—	—	2,597,709	3,628,814
Rick Seeger	634,768	—	10,013	—	—	—	946,651	1,833,663
Jennifer Vecchio	681,260	—	—	—	—	—	1,716,542	3,779,225

(1)	The amount set forth in this column (i) with respect to Mr. Kingsbury assumes that the severance pay will be provided for a period of three years in accordance with the terms of his employment agreement; and (ii) with respect to each named executive officer other than Mr. Kingsbury assumes that the severance pay will be provided for a period of one year in accordance with the terms of his or her employment agreement.
(2)	The amounts set forth in this column reflect the actual award to be received pursuant to the Annual Incentive Plan with respect to fiscal 2016.
(3)	The amounts set forth in this column have been calculated based upon the coverage rates and elections in effect for each of the named executive officer, and assumes that we can provide such coverage (i) for a period of three years for Mr. Kingsbury; and (ii) for a period of one year with respect to each named executive officer other than Mr. Kingsbury.
(4)	The closing price of our common stock on January 27, 2017 (the last business day of fiscal 2016), as reported by the NYSE, was $80.91 per share (the “Market Price”). Upon cessation of employment and subject to the terms of the 2006 Incentive Plan or the 2013 Incentive Plan, as applicable, options and restricted stock that have not vested will terminate immediately (subject to potential acceleration in the event of a change in control, as described below, and except with respect to Mr. Kingsbury, whose option and restricted stock agreements contain a formula for calculating a number of options or shares which will vest in the event that Mr. Kingsbury’s employment is terminated without cause or by Mr. Kingsbury for good reason (or due to his disability, for all purposes other than his Special One-Time Grant)). Accordingly, the amount set forth in this column represents the sum of (i) the product obtained by multiplying the number of Mr. Kingsbury’s accelerated shares of restricted stock by the Market Price (assuming withholding tax obligations due in connection with the vesting of such restricted stock are satisfied by a cash payment to us); and (ii) the product obtained by multiplying the number of Mr. Kingsbury’s accelerated options by the amount by which the Market Price exceeds the applicable exercise price.

(5)	Under our employment agreement with each named executive officer, in the event that such named executive officer is terminated for any reason other than by us without cause or by him or her for good reason, including as a result of death, disability, voluntary resignation for other than good reason (except in the event of Mr. Kingsbury’s Retirement) or by resolution of our Board of Directors for cause, he or she shall be entitled to receive only all previously earned and accrued but unpaid base salary, vacation and unpaid business expenses up to the date of such termination.
(6)	All options (other than Special One-Time Grants) (i) granted prior to 2016 become exercisable upon a change in control; and (ii) granted from and after 2016 become exercisable if, within two years following a change in control, the executive’s employment is terminated by us without cause or the executive resigns with good reason. Mr. Kingsbury’s options (other than his Special One-Time Grant) also become exercisable upon termination of employment due to death. The vesting of Special One-Time Grants will not be accelerated in the event of a change in control, provided, however, that in the event that within two years after a change in control, the grantee’s employment is terminated without cause or the grantee resigns with good reason, then an incremental 20% of the Special One-Time Grants shall be deemed vested as of the date of termination of grantee’s employment, but in no event more than the total number of Special One-Time Grants granted to such grantee. Accordingly, the amounts set forth in this column represent (assuming that a change in control has occurred and the grantee’s employment is terminated without cause or the grantee resigns with good reason) the product obtained by multiplying (a) the number of accelerated options with an exercise price less than the Market Price, by (b) the amount by which the Market Price exceeds such exercise price.
(7)	All unvested shares of restricted stock will vest if the executive’s employment is terminated by us without cause or the recipient resigns with good reason (or, with respect to Mr. Kingsbury, due to his disability) (a) following a change in control (in the case of shares of restricted stock granted prior to 2016), or (b) within two years following a change in control (in the case of shares of restricted stock granted from and after 2016). Unvested restricted shares granted to Mr. Kingsbury vest upon his death. Accordingly, the amounts set forth in this column represent (assuming withholding tax obligations due in connection with the vesting of restricted stock are satisfied by a cash payment to us) the product obtained by multiplying the number of accelerated shares of restricted stock by the Market Price in the event (a) of Mr. Kingsbury’s death, or (b) the named executive officer’s employment is terminated by us without cause or he or she resigns with good reason (or, with respect to Mr. Kingsbury, due to his disability) following a change in control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Incentive Plans

In connection with the acquisition of Burlington Coat Factory Warehouse Corporation in April 2006 by affiliates of Bain Capital Partners, LLC, Burlington Coat Factory Holdings, Inc. adopted the 2006 Incentive Plan, which terminated in April 2016. In connection with the IPO, we adopted the 2013 Incentive Plan. The 2006 Incentive Plan provided, and the 2013 Incentive Plan provides, for grants of awards to employees, non-employee directors and consultants. As of January 28, 2017, there were 5,789,898 shares of our common stock available for future grant under the 2013 Incentive Plan.

Merchandise Purchases

Jim Magrini, brother-in-law of Joyce Manning Magrini, our Executive Vice President of Human Resources, is an independent sales representative of one of our suppliers of merchandise inventory. This relationship predated the commencement of Ms. Magrini’s employment with us. The dollar amount of our merchandise inventory purchases through Mr. Magrini serving as an independent sales representative for such supplier amounted to approximately $2.1 million in fiscal 2016. Mr. Magrini’s sales commissions generated by virtue of these transactions amounted to approximately $42,000.

Indemnification Agreements

We are party to indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Policies and Procedures With Respect to Related Party Transactions

We maintain a Related Party Transactions Policy (the “Policy”), which sets forth the manner in which we consider, evaluate and where appropriate conduct transactions with related parties. We recognize that related party transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than our best interests. Accordingly, as a general matter, we exercise caution with regard to such transactions and approach them with particular care.

A “related party transaction” means a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which any related party had, has or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act). For purposes of the Policy, a transaction in which any of our subsidiaries or any other company controlled by us participates is considered a transaction in which we participate. A “related party” is any of our directors or executive officers, any holder of more than 5% of our common stock or any immediate family member of any of these persons.

We review all relationships and transactions in which we and a related party are participants to determine whether such persons have a direct or indirect material interest. To identify potential related party transactions, we request certain information from our directors and executive officers. We then review the information provided for any related party transactions. The Audit Committee reviews and determines whether to approve any related party transaction subject to the Policy.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with Burlington’s management and Deloitte & Touche LLP the audited consolidated financial statements of Burlington contained in Burlington’s Annual Report on Form 10-K for the 2016 fiscal year. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from Burlington.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Burlington Stores, Inc.’s Annual Report on Form 10-K for its 2016 fiscal year for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Paul J. Sullivan, Chairman

William McNamara

Tricia Patrick

The preceding Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into or part of any filing made by us (including any future filings) under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2018 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 1, 2017.

In accordance with our bylaws, for a proposal of a stockholder to be properly brought before our 2018 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices, together with all supporting documentation required by our bylaws, (a) not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of our 2017 Annual Meeting of Stockholders, or (b) in the event that our 2018 Annual Meeting of Stockholders is held more than thirty (30) days before or more than seventy (70) days after the first anniversary of our 2017 Annual Meeting of Stockholders, notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.

Stockholder proposals should be delivered to Burlington Stores, Inc., Attention: Secretary, 2006 Route 130 North, Burlington, New Jersey 08016.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single set of proxy materials unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock may be “householding” our proxy materials. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

Upon request, Burlington will promptly deliver a separate copy of our proxy materials to any beneficial owner at a shared address to which a single copy of any of those materials was delivered. To receive a separate copy, you may write or call Burlington Investor Relations at Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445.

Any stockholders who share the same address and currently receive multiple copies of our proxy materials, who wish to receive only one copy in the future, can contact our transfer agent, American Stock Transfer & Trust Company, LLC (if a registered holder), or their bank, broker or other nominee (if a beneficial holder), to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of Burlington’s Annual Report on Form 10-K for the fiscal year ended January 28, 2017, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Burlington Investor Relations at Burlington Stores, Inc., 2006 Route 130 North, Burlington, New Jersey 08016, Attention: Investor Relations, telephone 855-973-8445. The Annual Report on Form 10-K is also available on our corporate website, www.burlingtonstores.com, under “Investor Relations—SEC Filings.”

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Janet Dhillon, Executive Vice President, General

Counsel and Corporate Secretary

Dated: March 31, 2017

Appendix A

BURLINGTON STORES, INC.

2013 OMNIBUS INCENTIVE PLAN

(as amended and restated May 17, 2017)

ARTICLE I

PURPOSE

The purpose of this BURLINGTON STORES, INC. 2013 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3 “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.6 “Change in Control” has the meaning set forth in Section 11.2.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.8 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan.

2.9 “Common Stock” means the common stock, $0.0001 par value per share, of the Company.

2.10 “Company” means Burlington Stores, Inc., a Delaware corporation, and its successors by operation of law.

2.11 “Consultant” means any natural person who is an advisor or consultant to the Company or its Affiliates.

2.12 “Disability” means Participant’s inability to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its Subsidiaries for a continuous period of 180 days as a result of any mental or physical disability or incapacity, as determined under the definition of disability in the Company’s long-term disability plan so as to qualify Participant for benefits under the terms of that plan or as determined by an independent physician to the extent no such plan is then in effect. Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialist selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company). Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.14 “Eligible Employees” means each employee of the Company or an Affiliate.

2.15 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the conditions set forth herein.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.17 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the closing price reported for the Common Stock on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.18 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.19 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.20 “Limited Stock Appreciation Right” has the meaning set forth in Section 7.5.

2.21 “Minimum Vesting Requirement” has the meaning set forth in Section 3.2(d).

2.22 “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.23 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.24 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.25 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.26 “Other Extraordinary Event” has the meaning set forth in Section 4.2(b).

2.27 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.28 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.29 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.30 “Performance Award” means an Award granted to a Participant pursuant to Article IX hereof contingent upon achieving certain Performance Goals.

2.31 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable based on one or more of the performance goals set forth in Exhibit A hereto.

2.32 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.33 “Plan” means this Burlington Stores, Inc. 2013 Omnibus Incentive Plan, as amended from time to time.

2.34 “Proceeding” has the meaning set forth in Section 14.8.

2.35 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.36 “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article VIII.

2.37 “Restricted Stock Unit” means an Award of hypothetical units of Common Stock under the Plan that is subject to restrictions under Article VIII, whereby the Participant has the right to receive a payment in cash or in shares based on the Fair Market Value of the number of hypothetical units of Common Stock described in the Award.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.39 “Section 4.2 Event” has the meaning set forth in Section 4.2(b).

2.40 “Section 162(m) of the Code” means Section 162(m) of the Code and any applicable treasury regulations thereunder.

2.41 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.42 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.43 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.44 “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals pursuant to Article VI.

2.45 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.46 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.47 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.48 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.49 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.50 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.51 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.52 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee may from time to time qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options (provided that an Incentive Stock Option may only be granted to an Eligible Employee), (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Awards; (vi) Other Stock-Based Awards; and (vii) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); provided, however, that the vesting schedule of an Award granted hereunder (other than Awards involving an aggregate number of shares of Common Stock equal to or less than 5% of the shares available for Awards under this Plan) shall provide that no portion of such Award may become vested prior to the first anniversary of the date of grant of such Award (the “Minimum Vesting Requirement”);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Section 6.2(d);

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition or exercise of such Award; and

(j) to modify, extend or renew an Award, subject to Article XII and Section 6.2(l), provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Participant.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall impair the rights of any

Participant, or disqualify any Incentive Stock Option under Section 422 of the Code, without the Participant’s consent. No term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chair and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by applicable law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Delegation of Authority/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable stock exchange rules) may delegate authority to one or more officers of the Company to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.7 Indemnification. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV

SHARE LIMITATION

4.1 Shares. (a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 6.0 million shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be 4.0 million shares. Any shares of Common Stock granted in connection with Stock Options and Stock Appreciation Rights shall be counted against the limits under the Plan as one (1) share for every one (1) Stock Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Stock Options and Stock Appreciation Rights shall be counted against the limit under the Plan as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. If any Award granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any shares of Restricted Stock, Performance Awards, or Other Stock-Based Awards denominated in shares of Common Stock awarded under the Plan are forfeited for any reason, the portion of such Award that expires, terminates or is cancelled or forfeited shall again be available for the purpose of Awards under the Plan; provided that, any shares of Common Stock that again become available for future grants pursuant to this Section 4.1 shall be added back as one (1) share if such shares were subject to Options or Stock Appreciation Rights and as two (2) shares if such shares were subject to other Awards.

With respect to Stock Appreciation Rights settled in Common Stock, the number of shares of Common Stock equal to the number of Stock Appreciation Rights exercised by the Participant shall count against the aggregate and individual share limitations set forth under Sections 4.1(a) and 4.1(b), respectively. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with a Stock Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under the Plan. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. Notwithstanding anything to the contrary, any shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to the Company to pay the exercise price of a share of Common Stock subject to a Stock Option, (b) used to satisfy a tax withholding obligation under Section 14.4, or (c) repurchased by the Company using the proceeds from the exercise of Stock Options.

(b) Individual Limitations Applicable to Participants Other Than Non-Employee Directors. To the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the following individual Participant limitations shall apply:

(i) The maximum number of shares of Common Stock subject to Performance Awards, Stock Options and Stock Appreciation Rights which may be granted under the Plan during any fiscal year of the Company to any Participant shall be 4.0 million shares.

(ii) There are no annual individual share limitations applicable to Participants (other than Non-Employee Directors) on Awards which are not Performance Awards, Stock Options or Stock Appreciation Rights.

(iii) The maximum value of a cash payment made under a Performance Award which may be granted under the Plan with respect to any fiscal year of the Company to any Participant shall be $10.0 million.

(c) Individual Limitations Applicable to Non-Employee Directors. A Participant who is a Non-Employee Director may not be granted in any fiscal year of the Company Awards which, when combined with any cash amounts paid outside the Plan to such Non-Employee Director in such fiscal year, in the aggregate relate to more than $450,000 in aggregate value at the applicable grant date(s), based on the accounting value as recognized by the Company, provided, however, that the aggregate value for any Non-Employee Director serving as Chairman of the Board of Directors may be up to 200% of such limitation.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b) Subject to the provisions of Section 11.1, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 4.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, and/or (iii) the purchase price thereof, shall be appropriately adjusted. In addition, subject to Section 11.1, if there shall occur any change in the capital structure or the business of the Company that is not a Section 4.2 Event (an “Other Extraordinary Event”), including by reason of any extraordinary dividend (whether cash or stock), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Section 4.2 shall be consistent with the applicable Section 4.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 4.2 Event or any Other Extraordinary Event.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or 4.2(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VI

STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.2 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan (including Section 3.2(d) thereof), as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.2 and subject to the Minimum Vesting Requirement, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.2(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death or Disability. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Resignation. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 6.2(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.2(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).

(m) Restrictions on Modification and Substitution of Stock Options. Notwithstanding the foregoing, an outstanding Stock Option may not be modified to reduce the exercise price thereof nor may a new Stock Option at a lower price be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(n) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.2(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.2(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), as shall be determined from time to time by the Committee, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4 and subject to the Minimum Vesting Requirement, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.2(f) through 6.2(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Limited Stock Appreciation Rights. The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount (i) set forth in Section 7.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 7.4(e) with respect to Non-Tandem Stock Appreciation Rights.

7.6 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Awards of Restricted Stock. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock and Restricted Stock Units shall be made, the number of shares or units (as applicable) to be awarded, the price (if any) to be paid by the Participant (which may be zero to the extent permitted by applicable law, and, to the extent not so permitted, such purchase price may not be less than par value), the time or times within which such Awards may be subject to forfeiture, the vesting schedule (subject to the Minimum Vesting Requirement) and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2 Awards and Certificates. Eligible Individuals selected to receive an Award of Restricted Stock or Restricted Stock Units shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, an Award of Restricted Stock shall be subject to the following conditions:

(a) Acceptance. Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock agreement and by paying whatever price (if any) the Committee has designated thereunder.

(b) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Burlington Stores, Inc. (the “Company”) 2013 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated                    . Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. Awards of Restricted Stock and Restricted Stock Units awarded pursuant to the Plan shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), as shall be determined from time to time by the Committee, and the following:

(a) Vesting Period. The Participant shall not be permitted to Transfer shares of Restricted Stock, or be entitled to obtain shares of Common Stock or cash subject to an Award of Restricted Stock Units, during the vesting period or periods set by the Committee, subject to the Minimum Vesting Requirement, commencing on the date of such Award, as set forth in the applicable Award Agreement. Such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the Award. Within these limits, based on service and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the vesting of the Award in installments in whole or in part, or may accelerate the vesting of all or any part of any Award and/or waive the deferral limitations for all or any part of any Award.

(b) Rights as a Stockholder.

(i) Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to vote such shares and the right to receive dividends, provided that the Plan does not authorize the current payment of dividends in any form with respect to unvested Awards. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the lapse of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Except as otherwise determined by the Committee in an Award Agreement, an Award of Restricted Stock Units shall not provide the Participant with any rights of a holder of shares of Common Stock of the Company unless and until the shares of Common Stock underlying the Award are issued to the Participant. At the discretion of the Committee, each Restricted Stock Unit may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”), provided that the Plan does not authorize the current payment of Dividend Equivalents in any form with respect to unvested Awards. Dividend Equivalents will be deemed re-invested in additional Restricted Stock Units, subject to the same terms and conditions of the underlying Restricted Stock Unit, based on the Fair Market Value of a share of Common Stock on the applicable dividend payment date and rounded down to the nearest whole share. For the avoidance of doubt, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(c) Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason, all unvested shares of Restricted Stock and Restricted Stock Units will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when a share of Restricted Stock becomes vested, the certificate for such share shall be delivered to the Participant. All legends shall be removed from said certificate at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

9.1 Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goal(s). The Committee may grant Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, as well as Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal(s) in accordance with this Article IX. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goal(s) either in cash or in shares of Common Stock (based on the then current Fair Market Value of such shares), as determined by the Committee, in its sole and absolute discretion. Subject to the Minimum Vesting Requirement, each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall condition the right to payment of any Performance Award upon the attainment of objective Performance Goal(s) established pursuant to Section 9.2(c).

9.2 Terms and Conditions. Performance Awards awarded pursuant to this Article IX shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), as shall be determined from time to time by the Committee, and the following:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals established pursuant to Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Objective Performance Goals, Formulae or Standards. With respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall establish the objective Performance Goal(s) for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants in writing prior to the beginning of the applicable Performance Period or at such later date as permitted under Section 162(m) of the Code and while the outcome of the Performance Goal(s) are substantially uncertain. Such Performance Goal(s) may incorporate, if and only to the extent permitted under Section 162(m) of the Code, provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. To the extent that any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect, with respect to Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) Dividends and Dividend Equivalents. Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends and Dividend Equivalents, as applicable, declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Award will not be paid to the Participant. For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards.

(e) Payment. Following the Committee’s determination in accordance with Section 9.2(a), and subject to the applicable provisions of the Award Agreement and the Plan, the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing, subject to the applicable provisions of the Award Agreement and the Plan, the Committee may, in its sole discretion, award an amount less than the earned Performance Awards and/or subject the payment of all or part of any Performance Award to additional vesting, forfeiture and deferral conditions as it deems appropriate.

(f) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(g) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may accelerate the vesting of all or any part of any Performance Award after the grant date.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of

Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article X shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), as shall be determined from time to time by the Committee, and the following:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article X may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Article X shall not be entitled to receive, currently or on a deferred basis, dividends or Dividend Equivalents in respect of the number of shares of Common Stock covered by the Award. To the extent provided by the Committee, any such dividend or Dividend Equivalent, as applicable, with respect to the Award shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends or Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. The dividends or Dividend Equivalents so withheld by the Committee and attributable to any particular share under the Award (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends or Dividend Equivalents, as applicable, upon the lapse of restrictions on the Award and, if such Award is forfeited, the Participant shall have no right to such dividends or Dividend Equivalents. For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards.

(c) Vesting. Any Award under this Article X and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion and subject to the Minimum Vesting Requirement.

(d) Price. Common Stock issued on a bonus basis under this Article X may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions not inconsistent with the provisions of the Plan (including Section 3.2(d) thereof), and for such consideration, including no consideration or such minimum consideration as may be required by applicable law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions and the Minimum Vesting Requirement, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI

CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control of the Company (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Award shall not vest automatically and a Participant’s Award shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a) Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which Awards granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that the Committee may decide to grant additional Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards; provided that in the event that such exercise price does not exceed Fair Market Value, the Awards may be cancelled for no consideration.

(c) The Committee may, in its sole discretion, terminate any outstanding and unexercised Award that provides for a Participant elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then vested and outstanding, but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d) Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur upon the occurrence of any of the following events:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Affiliate of them, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan or an Award Agreement (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided that the Plan may not be amended or altered so as to disqualify the Plan under Section 422 of the Code. The Committee may amend the terms of any outstanding Award, prospectively or retroactively, including without limitation, to modify, renew, extend the term of, and provide for payment of dividends and Dividend Equivalents with respect to such Award, subject to Sections 8.3(b)(i), 8.3(b)(ii) and 10.2(b). For the avoidance of doubt, the Plan does not authorize the current payment of dividends or Dividend Equivalents in any form with respect to unvested Awards. Notwithstanding the foregoing, unless otherwise required to comply with applicable law (including Section 409A of the Code) or specifically provided herein, the rights of a Participant with respect to Awards granted prior to any amendment, suspension or termination, may not be impaired, and no such amendment, suspension or termination may subject the Award to Section 409A of the Code or disqualify any Incentive Stock Option under such Section 422, without the consent of the Participant. In addition, without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 4.1(b) (except by operation of Section 4.2); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum exercise price of any Stock Option or Stock Appreciation Right; (v) extend the maximum Stock Option term under Section 6.2(b); (vi) alter the Performance Goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, as set forth in Exhibit A hereto; (vii) permit the award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award, or otherwise permit the cancellation of a Stock Option or Stock Appreciation Right with an exercise price higher than Fair Market Value in exchange for another Award or for cash; (viii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code; or (ix) require stockholder approval under

Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

ARTICLE XIII

UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV

GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to the Plan, or to otherwise require, prior to the issuance or delivery of shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes up to the maximum statutory tax rates in the applicable jurisdictions. Upon the vesting of any Award that is taxable upon vesting, or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company. Any withholding obligation under this Section 14.4 with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.6	Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.7 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.8 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.9 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.10 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.11 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.12 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.13 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.14 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.15 Section 409A of the Code. The Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.16 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.17 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.18 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.19 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.20 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan originally became effective on September 30, 2013. This amendment and restatement to the Plan is effective May 17, 2017, which is the date the stockholders of the Company approved the amendment and restatement of the Plan in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date; provided that no Award (other than a Stock Option or Stock Appreciation Right) that is intended to be “performance-based compensation” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals are re-approved (or other designated Performance Goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals.

ARTICLE XVII

NAME OF PLAN

The Plan shall be known as the “Burlington Stores, Inc. 2013 Omnibus Incentive Plan.” EXHIBIT A

EXHIBIT A

PERFORMANCE GOALS

To the extent permitted under Section 162(m) of the Code, performance goals established for purposes of Awards intended to be “performance-based compensation” under Section 162(m) of the Code, shall be based on the attainment of certain target levels of, or a specified increase or decrease (as applicable) in one or more of the following performance goals:

•	earnings per share;

•	operating income;

•	pre-tax income or earnings ;

•	gross income;

•	net income (before or after taxes);

•	adjusted net income per share ;

•	cash flow;

•	free cash flow ;

•	gross profit;

•	gross profit return on investment;

•	gross margin return on investment;

•	gross margin or gross margin ratio ;

•	operating margin;

•	working capital;

•	earnings before interest and taxes;

•	earnings before interest, tax, depreciation and amortization;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on invested capital;

•	net revenues;

•	gross revenues;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	license revenues;

•	sales or net sales ;

•	sales or market share;

•	comparable store sales ;

•	total shareholder return;

•	economic value added;

•	inventory turns ;

•	specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee in its sole discretion;

•	the fair market value of a share of Common Stock;

•	the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; or

•	reduction in operating expenses.

With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including:

(a) restructurings, discontinued operations, extraordinary items or events, and other unusual or non-recurring charges as described in Accounting Standards Codification 225-20, “Extraordinary and Unusual Items,” and/or management’s discussion and analysis of financial condition and results of operations appearing or incorporated by reference in the Company’s Form 10-K for the applicable year;

(b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; or

(c) a change in tax law or accounting standards required by generally accepted accounting principles.

Performance goals may also be based upon individual participant performance goals, as determined by the Committee, in its sole discretion. In addition, Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code may be based on the performance goals set forth herein or on such other performance goals as determined by the Committee in its sole discretion.

In addition, such performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit, administrative department or product category of the Company) performance under one or more of the measures described above relative to the performance of other corporations. With respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may also:

(a) designate additional business criteria on which the performance goals may be based; or

(b) adjust, modify or amend the aforementioned business criteria.

ANNUAL MEETING OF STOCKHOLDERS OF

BURLINGTON STORES, INC.

May 17, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice & Proxy Statement, Annual Report on Form 10-K and Form of Electronic Proxy Card are available at -

http://www.astproxyportal.com/ast/18550/

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided  i

⬛ 20330303000000001000 6	051717

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

“FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 3, 2018.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Ted English Class I director ¡ Jordan Hitch Class I director ¡ Mary Ann Tocio Class I director
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			4.	Approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated).	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:🌑
				MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

ANNUAL MEETING OF STOCKHOLDERS OF

BURLINGTON STORES, INC.

May 17, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice & Proxy Statement, Annual Report on Form 10-K and Form of Electronic Proxy Card are available at - http://www.astproxyportal.com/ast/18550/

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

⬛	20330303000000001000 6	051717

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND

“FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 3, 2018.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ Ted English Class I director ¡ Jordan Hitch Class I director ¡ Mary Ann Tocio Class I director
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			3.	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.	☐	☐	☐
				4.	Approval of the Burlington Stores, Inc. 2013 Omnibus Incentive Plan (as amended and restated).	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)				In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

0                         ⬛

BURLINGTON STORES, INC.

Proxy for Annual Meeting of Stockholders on May 17, 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Thomas A. Kingsbury, Janet Dhillon and Robert LaPenta, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Burlington Stores, Inc., to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at 500 Boylston Street, Boston, Massachusetts 02116 on May 17, 2017 at 4:00 p.m. Eastern Time, and at any adjournments or postponements thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

⬛ 1.1	14475 ⬛